Filed Pursuant to Rule 424(b)(5)

Registration No. 333-286947

PROSPECTUS SUPPLEMENT

(To Prospectuses dated May 12, 2025 and December 10, 2025)

Primary Offering: 3,571,400 Shares of Class A Common Stock Secondary Offering: 3,571,400 Shares of Class A Common Stock

Pursuant to this prospectus supplement and the accompanying prospectuses, (i) LightPath Technologies, Inc., a Delaware corporation (the “Company” or “we”), is hereby offering directly to certain institutional investors, an aggregate of 3,571,400 shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), at an offering price of $14.00 per share, and (ii) the selling stockholder named in this prospectus supplement is selling 3,571,400 shares of our Class A common stock at an offering price per share of $14.00 per share. We will not receive any proceeds from the sale of the shares by the selling stockholder.

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “LPTH.” The last reported sale price of our Class A common stock on May 29, 2026 was $16.98 per share.

We have engaged Craig-Hallum Capital Group LLC (the “placement agent”) as our placement agent in connection with the sale of the shares of our Class A common stock, and for the sale of the shares of the selling stockholder. The placement agent is not purchasing the securities offered by us on behalf of any investors in the offering and is not required to sell any specific number or dollar amount of securities, but will assist us in connection with such offering on a reasonable best efforts basis.

Investing in our Class A common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectuses as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 8 of the accompanying prospectus dated May 12, 2025 and on page 10 of the accompanying prospectus dated December 10, 2025, as well as other risk factors incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectuses are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Primary - Offering Price	$14.00	$49,999,600
Placement Agent’s Fees(1)	$0.63	$2,249,982
Proceeds to us (before expenses)	$13.37	$47,749,618

Secondary - Offering Price	$14.00	$49,999,600
Placement Agent’s Fees(1)	$0.63	$2,249,982
Proceeds to Selling Stockholder (before expenses)	$13.37	$47,749,618

(1)	See “Plan of Distribution” on page S-14 for additional information.

Delivery of the shares of Class A Common Stock to the purchasers is expected to be made on or about June 3, 2026, against payment for such shares to be received by us on the same date.

Sole Placement Agent

Craig-Hallum

The date of this prospectus supplement is June 1, 2026.

Prospectus Supplement

Base Prospectus, dated May 12, 2025

Base Prospectus, dated December 10, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A common stock and also adds to and updates information contained in the accompanying base prospectuses and the documents incorporated by reference into the prospectuses. The second part is the accompanying base prospectuses, which gives more general information, some of which may not apply to this offering of Class A common stock. We sometimes refer to the prospectus supplement and the accompanying base prospectus, taken together, as “the prospectus.” To the extent that any statement that we make in this prospectus supplement or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference herein or therein.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, this prospectus supplement is being filed as a combined prospectus with respect to (i) 3,571,400 shares of our Class A common stock offered by us remaining unsold under the registration statement on Form S-3 File No. 333-291717, filed on November 21, 2025 and effective December 10, 2025, and (ii) 3,571,400 shares of our Class A common stock sold by the selling stockholder remaining unsold under the registration statement on Form S-3 File No. 333-286947, filed on May 2, 2025 and effective May 12, 2025.

Neither we, the selling stockholder nor the placement agent have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying base prospectuses, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our Class A common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying base prospectuses, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying base prospectuses, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our Class A common stock means that information contained in this prospectus supplement and the accompanying base prospectuses, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectuses, including the information incorporated by reference into this prospectus supplement and the accompanying base prospectuses, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless expressly stated otherwise, all references in this prospectus supplement to “we,” “us,” “our” or similar references mean LightPath Technologies, Inc. and its subsidiaries on a consolidated basis.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus supplement, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and “Cautionary Note Regarding Forward-Looking Statements.” As used in this prospectus supplement, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to LightPath Technologies, Inc. and its subsidiaries on a consolidated basis.

Overview

We were incorporated under Delaware law in 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation formed in 1985. Today, we are a global company with facilities in the United States, the People’s Republic of China and the Republic of Latvia.

We have four direct wholly owned subsidiaries. In November 2005, we formed LightPath Optical Instrumentation (Shanghai) Co., Ltd (“LPOI”), a wholly owned subsidiary, located in Jiading, People’s Republic of China, which was primarily engaged in sales and support functions. In December 2013, we formed LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”), a wholly owned subsidiary located in the New City district, of the Jiangsu province, of the People’s Republic of China. LPOIZ’s manufacturing facility (the “Zhenjiang Facility”) serves as our manufacturing facility in China and provides a lower cost structure for production of larger volumes of optical components and assemblies. Effective February 28, 2023, the legal entities of LPOI and LPOIZ were merged, with LPOIZ as the surviving company and the operations of the two companies were merged.

In December 2016, we acquired ISP Optics Corporation (“ISP”), and its wholly owned subsidiary, ISP Optics Latvia, SIA, a limited liability company founded in 1998 under the Laws of the Republic of Latvia (“ISP Latvia”). ISP is a vertically integrated manufacturer offering a full range of infrared products from custom infrared optical elements to catalog and high-performance lens assemblies. ISP’s manufacturing operation is located at our corporate headquarters facility in Orlando, Florida (the “Orlando Facility”). ISP Latvia is a manufacturer of high precision optics and offers a full range of infrared products, including catalog and custom infrared optics. ISP Latvia’s manufacturing facility is located in Riga, Latvia (the “Riga Facility”).

In July 2023, we acquired Liebert Consulting, LLC, dba Visimid Technologies (“Visimid”), an engineering and design firm, specializing in thermal imaging, night vision and internet of things (“IOT”) applications. Visimid provides design and consulting services for U.S. Department of Defense (“DoD”) contractors, commercial and industrial customers, and original equipment manufacturers (“OEMs”) for original new products. Visimid’s core competency is developing and producing custom thermal and night vision cores. Visimid’s facility is located in Plano, Texas.

In February 2025, we acquired G5 Infrared LLC (“G5 Infrared”), a New Hampshire limited liability company. G5 Infrared is a leading vertically-integrated manufacturer of high- performance infrared camera systems and imaging solutions, specializing in advanced thermal imaging technology and long-range mission-critical detection solutions. G5 Infrared’s existing revenue and future growth pipeline are driven by established multi-year contracts and multiple defense programs of record in shipboard long-range surveillance, border security, and counter unmanned aerial systems (“C-UAS”) systems, as well as recurring federal, naval, and law enforcement programs. Additionally, G5 Infrared is an industry-leading provider of cutting-edge advanced infrared coatings, including for materials such as LightPath’s BlackDiamond (“BlackDiamond”) glass. G5 Infrared operates from a state-of-the-art manufacturing facility in Hudson, New Hampshire. We believe that this acquisition strengthened LightPath’s position as a leader in infrared imaging by expanding the Company’s portfolio to include cooled infrared cameras. The combination of LightPath and G5 Infrared created a more robust, vertically-integrated solutions provider.

In January 2026, we acquired the assets of Amorphous Materials, Inc. through our newly-formed subsidiary, Amorphous Materials, LLC (“AML”). AML specializes in infrared glass fabrication, and operates from a manufacturing facility in Garland, Texas. We believe that this acquisition further strengthens our position as a leader in infrared imaging by expanding our materials portfolio and glass fabrication capabilities.

Our Product Groups

We categorize our products into four product groups: (i) infrared components, (ii) visible components, (iii) assemblies and modules, and (iv) engineering services. G5 Infrared’s revenue is generally derived from infrared components (including coating services) and assemblies and modules.

Infrared Components Product Group. Our infrared product group is comprised of both molded and turned infrared lenses using a variety of infrared glass materials. This product group also includes revenue from sales of our BlackDiamond glass materials, and G5 Infrared’s optical component and coating business. This product group includes both conventional and CNC ground and polished lenses. Advances in chalcogenide materials have enabled compression molding for mid-wave (“MWIR”) and long-wave (“LWIR”) optics in a process similar to precision molded lenses. Our molded infrared optics technology enables high performance, cost-effective infrared aspheric lenses that do not rely on traditional diamond turning or lengthy polishing methods. Utilizing precision molded aspheric optics significantly reduces the number of lenses required for typical thermal imaging systems and the cost to manufacture these lenses. Molding is an excellent alternative to traditional lens processing methods particularly where volume and repeatability is required.

We offer Germanium, silicon or zinc selenide aspheres and spherical lenses, which are manufactured by diamond turning. This manufacturing technique allows us to offer larger lens sizes and the ability to use other optical materials that cannot be effectively molded. Our numerous manufacturing capabilities allow us to meet complex optical challenges that demand more exotic optical substrate materials that are non-moldable, as well as larger size optics.

We also have the ability to manufacture chalcogenide glass from which we produce infrared lenses. We developed this glass and melt it internally to produce our BlackDiamond glass, which has been trademarked, and is marketed as BD6. Historically, the majority of our thermal imaging products have been germanium-based, which is subject to market pricing and availability. BD6 offers a lower-cost alternative to germanium, which is beneficial to the cost structure of some of our current infrared products and we expect it will allow us to continue to expand our product offerings in response to the markets’ increasing requirement for low-cost infrared optics applications. During fiscal year 2024, we also formally announced availability of BDNL-4, the first of our new materials licensed from the Naval Research Lab (“NRL”). BDNL-4 is unique because it has a negative thermo-optic coefficient, an attribute that is key in a-thermalization of optical systems.

We have the capability to manufacture lenses from very small (with diameters of sub-millimeter) to over 300 millimeters, and with focal lengths from approximately 0.4 millimeters to over 2000 millimeters, utilizing our various manufacturing methods. In addition, we offer both catalog and custom designed infrared optics.

Overall, we anticipate moderate growth for our infrared components, particularly as our germanium alternatives continue to be adopted into new applications and designs. This product group also supports our assemblies and modules product group.

Visible Components Product Group. Aspheric lenses are known for their optimal performance. Aspheric lenses simplify and shrink optical systems by replacing several conventional lenses. However, aspheric lenses can be difficult and costly to machine. Our glass molding technology enables the production of both low and high volumes of aspheric optics, while still maintaining the highest quality at an affordable price. Molding is the most consistent and economical way to produce aspheres and we have perfected this method to offer the most precise molded aspheric lenses available.

Assemblies and Modules Product Group. Our assemblies and modules product group is comprised of both optical assemblies such as lens systems, and cameras, both in the form of camera modules and complete camera systems. Historically this product group also included optical fiber collimators and some visible lens assemblies, however those are now a very small part of our activity, making infrared cameras and assemblies the most dominant part of this group. Today, the majority of the revenue of this group is derived from cameras made in our Texas facility (uncooled camera systems and modules), cameras made in our New Hampshire facility (cooled cameras for long range surveillance and detection), and optical assemblies such as standard off the shelf lens assemblies, and custom lens assemblies. The latter of which are produced mainly in Orlando.

Engineering Services Product Group. We develop products pursuant to development agreements that we enter into with customers. Typically, customers approach us and request that we develop new products or applications utilizing our existing products to fit their particular needs or specifications. The purpose of those engineering services that we offer is not only to provide purely engineering services for a customer, but also to engineer new products which we later manufacture for the customer. The timing and extent of any such product development requests are unpredictable and outside of our control.

Our Technologies

We believe that to be the preferred partner to fulfill the photonics needs of our customers, domain expertise and differentiating technologies in photonics are key elements. Optics and photonics require multidisciplinary skills, including physics, mechanical engineering, material sciences, electrical engineering, and chemistry, among others. This is part of what makes using photonics so complicated, and at the same time part of what we see as the opportunity. Knowing what can and cannot be produced, designing the architecture and detailed design of the optical system, including electrical and mechanical interfaces, choosing and executing advanced manufacturing technologies, and delivering both the engineering prototypes that are needed, as well as producing a high volume of goods for the long-term, are all part of the domain expertise required. Additionally, to design the best solution for a customer, we not only need to know what can be produced and how to design it, we also must have unique capabilities that differentiate our solutions. Such technologies allow us to develop solutions and sub systems that outperform other solutions in size, weight, power, and cost.

Along those lines, we continue to focus on developing, acquiring and licensing new, innovative capabilities and technologies in all of our engineering and manufacturing groups, including systems design and testing, optical fabrication of components, material production, optical coatings, and electro mechanical design and production such as the following:

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Infrared Imaging Technologies. Our optical solutions strategy focuses around infrared imaging. Infrared imaging is a growing market, with technology that is evolving at a fast rate, and in which we have distinct advantages, based on our core technologies. Continually evolving and developing our technologies is key to maintaining and continuing to build and develop technical leadership, which translates to better products, which translate to creating value, and capturing value. While the basis of our infrared technology originally centered around infrared materials and optics, it has become more than that. As we evolve from a pure optics company to an integrator and solution provider, our differentiating technologies are evolving. Those differentiating technologies are often at a system or application level, rather than at the component or material level. Some of those technologies are gained through acquisitions, such as Visimid, and most recently G5 Infrared, which added advanced cooled, long-range infrared camera systems to our portfolio. G5 Infrared’s expertise in system integration, image stabilization, and ruggedized, defense-qualified platforms significantly expands our capabilities beyond uncooled solutions and imaging systems, positioning us as one of the few companies capable of addressing the full spectrum of infrared imaging applications, from compact commercial cameras to long-range defense and border security systems.

A key differentiator of our infrared imaging portfolio is the integration of our proprietary BlackDiamond materials into camera designs. Unlike Germanium, which is subject to severe supply chain constraints and geopolitical risks, BlackDiamond materials are U.S.-produced and globally sourced, offering secure supply and unique technical benefits such as multispectral performance and low thermo-optic coefficients. In 2025, we announced the redesign of several G5 Infrared cooled cameras, where Germanium lenses were replaced with lenses made from BlackDiamond materials. This shift not only mitigates supply chain risk for Germanium but also improves system performance, lowers thermal sensitivity, and reduces cost. Other recent examples of such system-level capabilities include our development of a novel, unique approach to shutterless imaging that we can apply to microbolometer based cameras, and development of a technology for early detection of flames and fires using a combination of optical technologies and sophisticated image processing algorithms.

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Optical Assemblies and Testing. When we began shifting our focus from optical components to solutions, doing more optical assemblies was a natural first step for us. During the first couple of years of implementing our new strategic direction, our team expanded our optical assemblies business and capabilities considerably. As our reputation in the assemblies space grew, so did the level of complexity of assemblies and sub-systems customers request of us. This trend was recently amplified when we began making available our new, exclusive infrared glass materials, which enable customers to design systems that far exceed the performance of existing systems using conventional materials.

BlackDiamond materials provide a unique advantage in our assemblies. Because these glasses are designed, produced, and integrated within LightPath, we can deliver assemblies with unmatched speed and flexibility, ensuring shorter lead times for our customers. Moreover, our ability to build assemblies that are not based on Germanium optics gives us a differentiated position in the defense and security markets, where supply chain risk and strategic sourcing are increasingly critical factors. These assemblies not only reduce reliance on foreign-controlled materials but also offer superior optical performance in multispectral and athermalized designs.

Often, the new systems requested by customers require us to develop new assembly and testing capabilities. Each such new capability and technique we develop for such projects become another capability and technique we can market and offer to other customers. We expect this will create self-perpetuating development opportunities as our new capabilities and techniques bring in more business that may, again, require continuing development of new techniques.

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Materials. Materials play an important role in providing design flexibility and allow tradeoffs between optical performance, weight, and performance in varying conditions. Additionally, the infrared imaging industry has traditionally relied heavily on the use of Germanium and Gallium (in the form of GaAs glass), which China dominates the supply of both materials and has been restricting its export. Traditionally, infrared applications have only a small number of materials, almost all of which are crystal based, with Germanium being the most commonly used material. Over the last few years LightPath has been investing in developing and commercializing our BlackDiamond glasses (which are labeled with a “BD” prefix) as alternatives to using Germanium. Some of these materials such as BD6 and BD2, are generic, and are produced by at least two other companies. The crown jewels of our materials, the BDNL type, are exclusive to us, and the most impactful to our products and to the market as a whole in terms of technology, innovation and value creation. In December 2021 we secured an exclusive license from the U.S. government for the Chalcogenide materials that have been developed by the NRL. Following a two-year effort to transition those new materials into production, we began making available for commercial use some of those new materials, starting with the introduction of BDNL-4 in April 2024. Our BlackDiamond materials offer multiple advantages over materials, such as Germanium. It is estimated that over 67% of the global Germanium supply originates out of China, with Russia being the second largest supplier. Those two countries together control over 90% of the supply of Germanium and Gallium, two critical materials in infrared optics. Restrictions on supply from Russia and China have increased prices of Germanium from around $1,000 per Kg a few years ago, to a price of over $4,000 a Kg today. Additionally, supply of Germanium has considerably shrunk and for most customers and applications is not available at all.

Our BlackDiamond materials, which are made in the USA and produced from raw ingredients available from many countries all over the globe, offer an alternative to the use of Germanium in infrared systems. Knowing that our materials are produced domestically and have a secure supply chain has been driving sales growth in our business and in particular in the defense sector. In addition to providing an alternative to the use of Germanium, the new materials we licensed exclusively from the NRL have unique technical advantages compared to traditional materials, including multispectral performance and low thermo-optic coefficients, making them less affected by changes in environmental temperature. The combination of providing an alternative to the use of Germanium and Gallium, together with distinct technological advantages, make these materials which we own exclusively, a very desirable and key element in every future infrared system.

As described above in Growth Strategy, we leverage these unique advantages to become not only the supplier of choice for materials and optics, but also to be producer of the subsystems and complete imaging solutions, a much larger part of the system than we previously had as a component manufacturer. The importance of those materials, both from a supply chain resilience perspective as well as from a technology leadership perspective has led to some significant collaborations and efforts together with various governmental groups, and in particular with the U.S. DoD. As announced on several separate occasions, LightPath has received funded development contracts from the U.S. DoD, the Defense Logistics Agency, the European Space Agency, and the U.S. Army, among others. Those fundings are all aimed at accelerating the qualification of the materials for use in their respective applications. We continue to develop those technical capabilities and materials, both using internal funding and federal funding. We expect infrared materials to continue to be an important technology in our portfolio.

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High precision molded lenses. Historically, precision molding of lenses is the key technology we have built upon. Precision molding of optics is a unique technology that is well suited for both high volume production of optical components, as well as production of optics with unique shapes, which otherwise would require a very lengthy and complex process to individually polish each lens to shape. Precision molded optics (“PMOs”) is a technology in which we continuously invest to pursue advancements in what materials can be molded and the shapes and sizes of the optics we can mold. Although there are several other competitors that can mold optical elements, we have an established leadership position in this area as the original developer of the technology, and we believe we are the preferred vendor for the most complex, high-end projects of many of our customers. Some recent advancements we have made in precision molded optics include molding of non-symmetric shapes such as freeform optical components, and qualifying new materials for availability as moldable materials.

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Traditional polishing and diamond turned optics. Our capabilities include a wide range of traditional fabrication processes. These include CNC (computer numerical control) grinding and polishing of optical elements, traditional grinding and polishing of lenses, and diamond turning of infrared materials.

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Optical coatings. Thin film coatings are designed to reduce losses and protect the optical material, which are a key part of any optical system. Through our recent investments, we have the ability to coat lenses in all of our facilities, providing efficient, high quality antireflective coatings, as well as reflective and protective coatings. Our coating facilities employ both physical vapor deposition techniques as well as chemical vapor deposition techniques. In addition to our library of dozens of standard coatings, our coating engineers often design coatings specific for an application, optimizing the performance of the system for a specific customer use. One of our most known advanced coatings is Diamond Like Carbon, which provides materials such as chalcogenide glass significant environmental protection. This coating is currently available only at a small number of vendors, and is an example of a capability that we believe gives us a competitive advantage by allowing us to design better optical solutions.

Recent Developments

Acquisition of Assets of Amorphous Materials

On January 20, 2026, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among the Company, AML, as buyer, and Amorphous Materials, Inc., as seller and other parties thereto, pursuant to which, subject to the terms and conditions set forth in the Asset Purchase Agreement, AML agreed to acquire substantially all of the assets and assume and acquire certain of the rights and liabilities of Amorphous Materials, Inc. (such acquisition of assets and assumption of the liabilities, the “Transaction”) relating to Amorphous Materials, Inc.’s business of compounding and melting a broad range of Chalcogenide glasses for third-party manufacturers. The Transaction closed on January 21, 2026.

Corporate Information

Our executive offices are located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 and our telephone number is (407) 382.4003. Our website address is www.lightpath.com. The information on our website is not part of this prospectus supplement.

THE OFFERING

Primary Offering – Issuance of Common Stock

Class A common stock offered by us:	3,571,400 shares of our Class A common stock.

Offering Price:	$14.00 per share of Class A common stock.

Use of Proceeds:

We estimate that the proceeds from this offering will be approximately $47.0 million, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, for working capital, investments, acquisitions, and general corporate purposes. See “Use of Proceeds” on page S-12.

Secondary Offering – Resale of Common Stock

Class A common stock offered by the selling stockholder:	3,571,400 shares of our Class A common stock.

Offering Price:	$14.00 per share of Class A common stock.

Class A common stock outstanding after the primary and secondary offering:	69,932,207 shares of Class A common stock.(1)

Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares of Class A Common Stock by the selling stockholder. See “Use of Proceeds” on page S-12.

Risk Factors

Investing in our Class A common stock involves significant risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our Class A common stock.

Trading Symbol	Our shares of Class A common stock are listed on The Nasdaq Stock Market under the symbol “LPTH”.

The number of shares of our Class A common stock to be outstanding after this offering is based on 62,789,407 shares of Class A common stock outstanding as of May 29, 2026, and excludes the following:

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4,475,220 shares of Class A common stock issuable upon exercise of stock options outstanding, including performance share units, as of May 29, 2026, at a weighted average exercise price of $10.53 per share;

●	1,515,253 shares of our Class A common stock underlying outstanding restricted stock units;

●	2,302,750 shares of Class A common stock reserved for future issuance under our 2018 Stock and Incentive Compensation Plan, as amended, as of December 8, 2025;

●	3,020,037 shares of Class A common stock underlying shares of our Series G Convertible Preferred Stock, as of May 29, 2026;

●	400,000 shares of our Class A common stock available for issuance under our 2025 Employee Stock Purchase Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or settlement of outstanding performance share units after May 29, 2026.

(1)  After giving effect to the conversion of shares of Series G Convertible Preferred Stock by the selling stockholder into shares of Class A common stock in connection with the transactions contemplated by the secondary offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectuses and the information incorporated herein and therein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this prospectus supplement, the accompanying base prospectuses and the information incorporated herein and therein reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations described in the forward-looking statements we make. You are cautioned that these forward-looking statements are subject to risks, uncertainties and assumptions that are referenced in the sections entitled “Risk Factors” in the documents incorporated by reference herein.

You should read this prospectus supplement, the accompanying base prospectuses and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement, the accompanying base prospectuses and the information incorporated herein and therein includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement, the accompanying base prospectuses and the information incorporated by reference herein and therein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidate include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectuses form part of registration statements on Form S-3 (File Nos. 333-286947 and 333-291717), filed with the SEC on May 2, 2025 and November 21, 2025, respectively. This prospectus supplement does not contain all of the information found in each of the registration statements. For further information regarding us and our securities, you may desire to review each of the full registration statements, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. We maintain a website on the Internet at www.lightpath.com. Our registration statement, of which this prospectus supplement and the accompanying base prospectuses constitute a part, can be downloaded from the SEC’s website or from our website at www.lightpath.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus supplement and does not constitute part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectuses. Any statement contained in a document that is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

●	Our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 26, 2025;

●

Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 11, 2026 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

●

Our Current Reports on Form 8-K or Form 8-K/A, as applicable (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on May 2, 2025, September 15, 2025, October 14, 2025, November 21, 2025, December 12, 2025, December 18, 2025 and January 23, 2026;

●	Our Definitive Proxy Statement on Schedule 14A filed on October 28, 2025; and

●

The description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 26, 2025, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the registration statement of which this prospectus supplement and the accompanying base prospectuses form a part and until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of these filings, at no cost, by writing or calling us at:

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

Attention: Investor Relations

(407) 382-4003

RISK FACTORS

Investing in our Class A common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in the accompanying base prospectuses and this prospectus supplement before acquiring any shares of our Class A common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our Class A common stock to decline. You could lose all or part of your investment. This prospectus supplement and the accompanying base prospectuses also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Class A Common Stock and the Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the primary offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from the primary offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of the primary offering for working capital, investments, acquisitions, and general corporate purposes. See the section entitled “Use of Proceeds” on page S-12 of this prospectus supplement. Our management will have broad discretion over the use of proceeds from the primary offering and may not use the proceeds effectively. We will not receive any proceeds from the sale of up to 3,571,400 shares of our Class A common stock by the selling stockholder named in this prospectus supplement. All proceeds from the sale of such securities will be received by the selling stockholder.

Historically, the price of our Class A common stock has been volatile and could continue to fluctuate substantially.

Historically, the market price of our Class A common stock has been volatile and could fluctuate based on a variety of factors, including:

●	fluctuations in commodity prices;

●	variations in results of operations;

●	announcements by us and our competitors;

●	legislative or regulatory changes;

●	general trends in the industry;

●	general market conditions;

●	litigation; and

●	other events applicable to our industries.

Sales of our Class A common stock in this offering, or the perception that such sales may occur, could cause the market price of our Class A common stock to fall.

Pursuant to this prospectus supplement and the accompanying base prospectuses, we may issue and sell shares of our Class A common stock for aggregate gross proceeds of up to $50.0 million from time to time in connection with the primary offering. The issuance and sale from time to time of those new shares of Class A common stock, or our ability to issue these new shares of Class A common stock in the primary offering or the sale of shares by the selling stockholder in the secondary offering after converting such shares of the Company’s Series G Convertible Preferred Stock, could have the effect of depressing the market price of our Class A common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our Class A common stock.

All of our shares of Class A common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Class A common stock may be sold in the public market following this offering, which may cause the market price of our Class A common stock to decline. If there are more shares of Class A common stock offered for sale than buyers are willing to purchase, then the market price of our Class A common stock may decline to a market price at which buyers are willing to purchase the offered shares of Class A common stock and sellers remain willing to sell the shares of Class A common stock.

Investors will experience immediate and substantial dilution in the book value per share of the Class A common stock you purchase.

Purchasers of Class A common stock in this offering will experience immediate dilution to the extent of the difference between the offering price per share of Class A common stock and the net tangible book value per share of Class A common stock immediately after this offering. After giving effect to the sale of shares of our Class A common stock at the offering price of $14.00 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, you will experience immediate dilution of $12.32 per share, representing the difference between our net tangible book value per share as of March 31, 2026 after giving effect to this offering at the offering price. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of Class A common stock in this offering.

Future sales of our securities could adversely affect the market price of our Class A common stock.

Future sales of substantial amounts of our Class A common stock, in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our Class A common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new shares of our Class A common stock at a time and price that we deem appropriate. We may also raise capital by issuing preferred stock that has dividend, voting, liquidation, or other rights and preferences that are senior to our Class A common stock, or other securities. The securities may also be convertible into shares of our Class A common stock, which may dilute the value of our Class A common stock. Our Board of Directors (our “Board”) has the authority to issue preferred stock without seeking stockholder approval. See “Description of Capital Stock” in the accompanying base prospectuses.

We do not intend to pay dividends in the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Class A common stock.

We currently intend to retain any future earnings to support the growth and development of our business and do not anticipate paying declaring or paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including without limitation, our future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board may deem relevant. To the extent we do not pay dividends, our Class A common stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their Class A common stock after price appreciation as the only way to realize their investment, and if the price of our Class A common stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our Class A common stock.

The proceeds from the sale of our Class A common stock by the selling stockholder in this offering will not be available to us.

We will not receive any proceeds from the sale of Class A common stock by the selling stockholder in this offering. The selling stockholder will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling stockholder will be available to us for our use.

USE OF PROCEEDS

Based upon the offering price of $14.00 per share of Class A common stock, we estimate that the net proceeds from the sale of shares of Class A common stock offered as part of the primary offering under this prospectus supplement, after deducting the placement agent fees and estimated offering expenses payable by us, will be $47.0 million.

We intend to use the net proceeds from the primary offering for working capital, investments, acquisitions and general corporate purposes. The precise amount and timing of the application of these net proceeds will depend on our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the shares of Class A common stock if any.

We will not receive any proceeds from the sale of our Class A common stock by the selling stockholder in the secondary offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospectus, contractual arrangements, any limitations on payment of dividends present in any future debt agreements, and other factors that our Board may deem relevant.

DILUTION

Our net tangible book value as of March 31, 2026 was approximately $67.5 million, or $1.10 per share of our Class A common stock. Net tangible book value per share of Class A common stock is determined by dividing our tangible net worth, which is tangible assets (excluding right of use assets) less liabilities, by the total number of shares of our Class A common stock outstanding. Purchasers of our Class A common stock in this offering will be diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

After giving effect to the selling stockholder's conversion of 7,678.51 shares of our Series G Convertible Preferred Stock into 3,571,400 shares of our Class A common stock in accordance with the original terms of the securities purchase agreement dated February 13, 2025, the sale of 3,571,400 shares of our Class A common stock at the offering price of $14.00 per share, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been $115.1 million, or $1.68 per share. This amount represents an immediate increase in net tangible book value of $0.58 per share to existing stockholders and an immediate dilution in net tangible book value of $12.32 per share to new investors purchasing Class A common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the price per share paid by an investor in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Class A common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Offering price per share		$14.00
Net tangible book value per share as of March 31, 2026	$1.10
Increase in net tangible book value per share attributable to the offering	0.58
As adjusted net tangible book value per share as of March 31, 2026, after giving effect to the offering		1.68
Dilution per share to new investors participating in the offering		$12.32

The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 61,207,012 shares of our Class A common stock outstanding as of March 31, 2026 and excludes:

●

4,145,220 shares of Class A common stock issuable upon exercise of stock options outstanding, including performance share units, as of March 31, 2026, at a weighted average exercise price of $9.06 per share;

●	1,515,253 shares of our Class A common stock underlying outstanding restricted stock units;

●	2,632,750 shares of Class A common stock reserved for future issuance under our 2018 Stock and Incentive Compensation Plan, as amended, as of March 31, 2026;

●	8,060,019 shares of Class A common stock underlying shares of our Series G Convertible Preferred Stock, as of March 31, 2026; and

●	400,000 shares of our Class A common stock available for issuance under our 2025 Employee Stock Purchase Plan.

The foregoing table does not give effect to the exercise of any outstanding options. Further, the sale of shares of our Class A common stock by the selling stockholder pursuant to this prospectus supplement does not impact our net tangible book value per share and therefore is not accounted for in the above table. We may raise additional capital in the future through the sale of equity or convertible debt securities. To the extent options are exercised, or we issue shares of Class A common stock in connection with raising additional capital, there may be further dilution to new investors.

SELLING STOCKHOLDER

The following table sets forth, as of May 29, 2026, the name of the selling stockholder, the aggregate number of shares of our Class A common stock beneficially owned by the selling stockholder, the number of shares of our Class A common stock that may be sold by the selling stockholder under this prospectus supplement and the number of shares of our Class A Common Stock that the selling stockholder will beneficially own after this offering. For purposes of the table below, we have assumed that after this offering, none of the shares of Class A common stock covered by this prospectus supplement will be beneficially owned by the selling stockholder. In addition, we assume that the selling stockholder has not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all securities that it beneficially owns. The number of shares of Class A common stock outstanding as of May 29, 2026 was 62,789,407.

	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares of Class A Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%	Number	Number	%
North Run Strategic Opportunities Fund I, LP (1)(2)	10,288,776	14.7%	3,571,400	6,717,376	9.6%

(1)

Shares beneficially owned consists of (i) 2,934,828 shares of Class A common stock held by the selling stockholder on May 29, 2026 and (ii) 7,353,948 shares of Class A common stock issuable upon the conversion of the Series G Convertible Preferred Stock held by the selling stockholder within 60 days of May 29, 2026. Todd B. Hammer and Thomas B. Ellis are members of North Run Strategic Opportunities Fund I GP, LLC, which is the general partner of North Run Strategic Opportunities Fund I, LP. Each of North Run Strategic Opportunities Fund I GP, LLC, Mr. Hammer and Mr. Ellis disclaim beneficial ownership of securities not directly owned by them. The principal place of business of North Run Strategic Opportunities Fund I, LP is located at 867 Boylston Street, 5th Floor #1361, Boston, MA 02116.

(2)

Thomas B. Ellis, a member of our board of directors, is a principal and member of North Run Strategic Opportunities Fund I GP, LLC, which is the general partner of North Run Strategic Opportunities Fund I, LP.

PLAN OF DISTRIBUTION

We and the selling stockholder have engaged Craig-Hallum Capital Group LLC, referred to herein as the placement agent, in connection with our offering directly to certain institutional investors of an aggregate of 3,571,400 shares of our Class A common stock, and the selling stockholder’s offering of 3,571,400 shares of our Class A common stock. Under the terms of the placement agency agreement, the placement agent is not purchasing the securities offered in the offering, and is not required to sell any specific number or dollar amount of securities, but will assist us and the selling stockholder in the offering on a reasonable best efforts basis. The terms of the offering were subject to market conditions and negotiations between us, the selling stockholder, the placement agent and prospective investors. Under the terms of the placement agency agreement, the placement agent has no authority to bind us. The placement agent may engage sub-agents or selected dealers to assist with the offering. We might not sell the entire amount of our shares of Class A common stock offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to the primary offering to one or more institutional or accredited investors through a securities purchase agreement directly between the investors and us. We will only sell to such investors who have entered into the securities purchase agreement with us. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholder in the secondary offering.

Delivery of the securities offered hereby is expected to take place on or about June 3, 2026, subject to satisfaction of customary closing conditions.

Fees and Expenses

Upon the closing of primary offering, we will pay the placement agent a cash fee equal to 4.5% of the aggregate gross proceeds to us from the sale of the securities in the offering. Upon the closing of secondary offering, the selling stockholder will pay the placement agent a cash fee equal to 4.5% of the aggregate gross proceeds to the selling stockholder from the sale of the securities in the offering. We estimate the total expenses of this offering incurred by the Company, excluding the placement agent fees, will be approximately $742,000.

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectuses, assuming the purchase of all of the securities offered hereby.

	Per Share	Total
Primary - Offering Price	$14.00	$49,999,600
Placement Agent’s Fees(1)	$0.63	$2,249,982
Proceeds to us (before expenses)	$13.37	$47,749,618

Secondary - Offering Price	$14.00	$49,999,600
Placement Agent’s Fees(1)	$0.63	$2,249,982
Proceeds to Selling Stockholder (before expenses)	$13.37	$47,749,618

(1)

Upon the closing of the primary offering, we will pay the placement agent a cash fee equal to 4.5% of the aggregate gross proceeds to us from the sale of securities in the offering. Upon the closing of secondary offering, the selling stockholder will pay the placement agent a cash fee equal to 4.5% of the aggregate gross proceeds to the selling stockholder from the sale of the securities in the offering.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the terms of the placement agency agreement, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Lock-Up Agreements

We have agreed for a period of 60 days following the closing of the offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of Class A common stock, subject to certain exceptions.

Each of our directors and executive officers have agreed to be subject to a lock-up period of 60 days following the date of closing of the offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of Class A common stock or any securities convertible into, or exercisable or exchangeable for, shares of Class A common stock, subject to customary exceptions.

The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; or (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

This prospectus supplement and accompanying prospectuses may be made available in electronic format on websites or via email or through other online services maintained by us and/or the placement agent. Other than this prospectus supplement and the accompanying prospectuses in electronic format, the information on our and/or the placement agent’s websites and any information contained in any other websites maintained by our and/or the placement agent is not part of this prospectus supplement, accompanying prospectuses, or the registration statements of which this prospectus supplement and accompanying prospectuses form a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement with the placement agent nor the securities purchase agreement. See “Where You Can Find More Information.”

Price Stabilization, Short Positions

No person has been authorized by us to engage in any form of price stabilization in connection with this offering.

Securities Purchase Agreement

The representations, warranties and covenants contained in the securities purchase agreement were made solely for the benefit of us and each of the investors. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and the investors and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the securities purchase agreement, which subsequent information may or may not be fully reflected in public disclosures. A copy of the securities purchase agreement will be filed with the Securities and Exchange Commission and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectuses form a part.

Other Relationships

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Canaccord Genuity LLC is acting as our financial advisor for this transaction, for which we will pay an advisory fee.

Thomas B. Ellis, a member of our board of directors, is a principal and member of North Run Strategic Opportunities Fund I GP, LLC, which is the general partner of the selling stockholder.

Nasdaq Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the trading symbol “LPTH.”

Transfer Agent

The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A.

LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our securities offered hereby will be passed on for us by Baker & Hostetler LLP, Orlando, Florida. Faegre Drinker Biddle & Reath LLP is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of LightPath Technologies, Inc. as of and for the year ended June 30, 2025 incorporated by reference in this prospectus supplement and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LightPath Technologies, Inc. as of June 30, 2024, and for the year then ended before the effects to retrospectively apply the change in accounting due to the adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, as discussed in Notes 2 and 17 (the “adjustments”) (not separately included or incorporated by reference in the Prospectus), have been audited by MSL, P.A., formerly an independent registered public accounting firm. The adjustments to those consolidated financial statements have been audited by BDO USA, P.C., an independent registered public accounting firm. The consolidated financial statements as of June 30, 2024, and for the year then ended incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on (i) the report of MSL, P.A. solely with respect to those consolidated financial statements before the effects of the adjustments, and (ii) the report of BDO USA, P.C. solely with respect to the adjustments to those consolidated financial statements, given on the authority of said firms as experts in auditing and accounting.

The financial statements of G5 Infrared, LLC. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference in this Prospectus and Registration Statement by reference to our Current Report on Form 8-K/A filed on May 2, 2025 in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

21,193,380 SHARES

Class A Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 21,193,380 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of LightPath Technologies, Inc., a Delaware corporation (the “Company”), which consists of (i) 15,982,159 shares of Class A Common Stock issuable upon the conversion of 24,955.903272 shares of Series G Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares,” and the shares of Class A Common Stock issuable upon conversion of the Preferred Shares, the “Conversion Shares”), (ii) 4,352,774 shares of Class A Common Stock issuable upon the exercise of warrants (the “Warrants,” and the shares of Class A Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”), (iii) 687,750 shares of Class A Common Stock (the “LKF Common Shares”) and (iv) 170,697 shares of Class A Common Stock issuable upon the exercise of warrants (the “LKF Warrants,” and the shares of Class A Common Stock issuable upon exercise of the LKF Warrants, the “LKF Warrant Shares”) by the selling stockholders listed on page 15 of this prospectus, including their donees, pledgees, transferees or other successors-in-interest, issued to the selling stockholders in connection with our private placement in February 2025 and to fund our concurrent acquisition of all of the authorized, issued and outstanding membership interests in G5 Infrared, LLC (“G5 Infrared”) by the Company (the “Acquisition”). The Conversion Shares, the Warrant Shares, the LKF Common Shares and the LKF Warrant Shares are collectively referred to as the “Shares.” We are registering the Shares on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares offered by this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares of our Class A Common Stock.

The selling stockholders identified in this prospectus, or their respective donees, pledgees, transferees or other successors-in-interest, may offer the Shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The Shares may be sold at fixed prices or at negotiated prices. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 15 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Class A Common Stock is listed on The Nasdaq Capital Market under the symbol “LPTH.” On May 9, 2025, the closing sale price of our Class A Common Stock on the Nasdaq Capital Market was $2.44 per share. You are urged to obtain current market quotations for our Class A Common Stock.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings.

Investing in our Class A Common Stock involves significant risks. See “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this prospectus, the selling stockholders may, from time to time, sell up to 21,193,380 shares of our Class A Common Stock as described in this prospectus. We are not selling any shares of Class A Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares of Class A Common Stock by the selling stockholders. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including information incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since such date.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “LightPath,” “we,” “our” and “us” refer, collectively, to LightPath Technologies, Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our Class A Common Stock discussed under “Risk Factors” beginning on page 7 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

Overview

We were incorporated under Delaware law in 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation formed in 1985. Today, we are a global company with major facilities in the United States, the People’s Republic of China and the Republic of Latvia.

We have four direct wholly owned subsidiaries. In November 2005, we formed LightPath Optical Instrumentation (Shanghai) Co., Ltd (“LPOI”), a wholly owned subsidiary, located in Jiading, People’s Republic of China, which was primarily engaged in sales and support functions. In December 2013, we formed LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”), a wholly owned subsidiary located in the New City district, of the Jiangsu province, of the People’s Republic of China. LPOIZ’s manufacturing facility (the “Zhenjiang Facility”) serves as our manufacturing facility in China and provides a lower cost structure for production of larger volumes of optical components and assemblies. Effective February 28, 2023, the legal entities of LPOI and LPOIZ were merged, with LPOIZ as the surviving company and the operations of the two companies were merged.

In December 2016, we acquired ISP Optics Corporation (“ISP”), and its wholly owned subsidiary, ISP Optics Latvia, SIA, a limited liability company founded in 1998 under the Laws of the Republic of Latvia (“ISP Latvia”). ISP is a vertically integrated manufacturer offering a full range of infrared products from custom infrared optical elements to catalog and high-performance lens assemblies. ISP’s manufacturing operation is located at our corporate headquarters facility in Orlando, Florida (the “Orlando Facility”). ISP Latvia is a manufacturer of high precision optics and offers a full range of infrared products, including catalog and custom infrared optics. ISP Latvia’s manufacturing facility is located in Riga, Latvia (the “Riga Facility”).

In July 2023, we acquired Liebert Consulting, LLC, dba Visimid Technologies (“Visimid”), an engineering and design firm, specializing in thermal imaging, night vision and internet of things (“IOT”) applications. Visimid provides design and consulting services for U.S. Department of Defense (“DoD”) contractors, commercial and industrial customers, and original equipment manufacturers (“OEMs”) for original new products. Visimid’s core competency is developing and producing custom thermal and night vision cores. Visimid’s facility is located in Plano, Texas.

In February 2025, as further described below, we acquired G5 Infrared, LLC (“G5 Infrared”), a vertically integrated manufacturer of high-performance infrared camera systems and imaging products, specializing in advanced thermal imaging technology. G5 Infrared provides long-range detection products, focusing on defense, border security, and CUAS/Counter-Drone markets. G5 Infrared operates from a manufacturing facility in Hudson, NH.

Our Product Groups

Our infrared components product group is comprised of both molded and turned infrared lenses and assemblies using a variety of infrared glass materials, as well as infrared coating services. This product group also includes both conventional and computer numerical control (“CNC”) ground and polished lenses. Advances in chalcogenide materials have enabled compression molding for mid-wave (“MWIR”) and long-wave (“LWIR”) optics in a process similar to precision molded lenses. Our molded infrared optics technology enables high performance, cost-effective infrared aspheric lenses that do not rely on traditional diamond turning or lengthy polishing methods. Utilizing precision molded aspheric optics significantly reduces the number of lenses required for typical thermal imaging systems and the cost to manufacture these lenses. Molding is an excellent alternative to traditional lens processing methods particularly where volume and repeatability is required.

Our visible components product group consists of visible precision molded optics with varying applications. Aspheric lenses are known for their optimal performance. Aspheric lenses simplify and shrink optical systems by replacing several conventional lenses. However, aspheric lenses can be difficult and costly to machine. Our glass molding technology enables the production of both low and high volumes of aspheric optics, while still maintaining the highest quality at an affordable price. Molding is the most consistent and economical way to produce aspheres and we have perfected this method to offer the most precise molded aspheric lenses available.

Between these two component product groups, we have the capability to manufacture lenses from very small (with diameters of a sub-millimeter) to over 300 millimeters, and with focal lengths from approximately 0.4 millimeters to over 2,000 millimeters. In addition, both product groups offer both catalog and custom designed optics.

Our assemblies and modules product group is comprised of our optical assemblies and cameras, as well as other value-added products, including both infrared and visible components, such as mounted lenses, optical assemblies, collimator assemblies, and other custom specialty optics. Collimator assemblies are utilized in applications involving light detection and ranging (“LIDAR”) technology for advanced driver assistance systems and autonomous vehicles, such as forklifts and other automated warehouse equipment. This continues to be an emerging market with long-term growth potential for us. We also expect growth from defense and industrial applications, medical programs and commercial optical sub-assemblies. We design, build, and sell optical assemblies and cameras in markets for test and measurement, medical devices, military, industrial, and communications based on our proprietary technologies.

Our engineering services product group represents services we provide pursuant to product development agreements that we enter into with customers. Typically, customers approach us and request that we develop new products or applications utilizing our existing products to fit their particular needs or specifications. The purpose of those engineering services that we offer is not only to provide purely engineering services for a customer, but also to engineer new products which we later manufacture for the customer. The timing and extent of any such product development requests are outside of our control, and the related revenue is recognized upon satisfaction of the performance obligation, and transfer of control of the agreed-upon deliverable. As we continue a strategic shift into highly engineered solutions, we expect this product group to grow in a similar way as our assemblies and modules business. Furthermore, as the engineering effort precedes the product revenue, the revenue from this product group is often, but not always, a lead indicator to the revenue in assemblies and modules product group.

We believe these four product groups are aligned with our strategic direction and will allow us to better track the results of our focus on engineered solution and assemblies.

Our Technologies

We believe that to be the preferred partner to fulfill the photonics needs of our customers, domain expertise and differentiating technologies in photonics are key elements. Optics and photonics require multidisciplinary skills, including physics, mechanical engineering, material sciences, electrical engineering, and chemistry, among others. This is part of what makes using photonics so complicated, and at the same time part of what we see as the opportunity. Knowing what can and cannot be produced, designing the architecture and detailed design of the optical system, including electrical and mechanical interfaces, choosing and executing advanced manufacturing technologies, and delivering both the engineering prototypes that are needed, as well as producing a high volume of goods for the long-term, are all part of the domain expertise required. Additionally, to design the best solution for a customer, we not only need to know what can be produced and how to design it, we also must have unique capabilities that differentiate our solutions. Such technologies allow us to develop solutions and sub systems that outperform other solutions in size, weight, power, and cost.

 Along those lines, we continue to focus on developing, acquiring and licensing new, innovative capabilities and technologies in all of our engineering and manufacturing groups, including systems design and testing, optical fabrication of components, material production, optical coatings, and electro mechanical design and production such as the following:

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Infrared Imaging Technologies. Our optical solutions strategy focuses around infrared imaging. Infrared imaging is a growing market, with technology that is evolving at a fast rate, and in which we have distinct advantages, based on our core technologies. Maintaining a technical leadership in infrared imaging and continually evolving and developing our technologies is key to maintaining, and to continue building and developing, a technical leadership, which translates to better products. While the basis to our infrared technology originally centered around infrared materials and optics, it has become more than that. As we evolve from a pure optics company to an integrator and solution provider, our differentiating technologies are evolving. Those differentiating technologies are often on a system or application level, rather than at the component or material level. Some of those technologies are gained through acquisitions, such as Visimid and G5 Infrared, and some through organic growth and investment in internally funded R&D. Recent examples of such system level capabilities include our development of a novel, unique approach to shutterless imaging that we can apply to any microbolometer, development of a technology for early detection of flames and fires using a combination of optical technologies and sophisticated image processing algorithms, and, most recently, our integration of AI accelerator hardware directly into the video pipeline of our cameras. This allows customers to easily implement AI trained models directly into the video pipeline without the need for a GPU with a high power consumption, and without the need for much programming expertise.

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Optical Assemblies and Testing. As a company moving from optical components to solutions, doing more optical assemblies was a natural first step for us. During the first couple of years of implementing our new strategic direction, our team expanded our optical assemblies business and capabilities considerably. As our reputation in this segment grew, so did the level of complexity of assemblies and sub systems customers request of us. This trend was recently amplified when we began making available our new, exclusive infrared glass materials, which enable customers to design systems that far exceed the performance of existing systems using conventional materials. Often, the new systems requested by customers require us to develop new assembly and testing capabilities. Each such new capability and technique we develop for such projects become another capability and technique we can market and offer to other customers. We expect this will create self-perpetuating development opportunities as our new capabilities and techniques bring in more business that may, again, require continuing development of new techniques.

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Materials. Materials play an important role in providing design flexibility and allow tradeoffs between optical performance, weight, and performance in varying conditions. Traditionally, infrared applications have only a small number of materials, all of which are crystal based, with Germanium being the most commonly used material. Over the last few years LightPath has been investing in developing and commercializing our BlackDiamond glasses (which are labeled with a “BD” prefix) as alternatives to using Germanium. BD2, our first glass, has been in production for nearly 15 years. BD6, our second glass, and our flagship material, is produced in volume and fielded in multiple products, both commercial and defense related. Additionally, in December 2021 we received an exclusive license from the U.S. government for the Chalcogenide materials that have been developed by the NRL. Following a two-year effort to transition those new materials into production, we began making available for commercial use some of those new materials, starting with the introduction of BDNL-4 in April 2024. Our BlackDiamond materials offer multiple advantages over materials, such as Germanium, which have been traditionally used up until now. Germanium is a key material used in infrared optics. It is estimated that over 67% of the global Germanium supply originates out of China, with Russia being the second largest supplier. Those two countries together control over 90% of the supply of Germanium and Gallium, two critical materials in infrared optics. At the start of the war in Ukraine, all purchases of Germanium from vendors in Russia ceased and the Company has been purchasing Germanium only from vendors in China. In July 2023, China announced export restrictions on those two materials. Those export restrictions have significantly impacted the cost and supply of those materials in the west, with the cost increasing by more than 60%, as of June 2024. Our BlackDiamond materials, which are made in the USA and produced from raw ingredients available from many countries all over the globe, offer an alternative to the use of Germanium in infrared systems. Knowing that our materials are produced domestically and have a secure supply chain has been driving sales growth in our business and in particular in the defense sector. In addition to providing an alternative to the use of Germanium, the new materials we licensed exclusively from the NRL have unique technical advantages compared to traditional materials. One of those advantages is multispectral performance, meaning the glass can be used as an optical material in two or more wavebands in the infrared. While conventionally infrared materials have been used in one band (Silicon used in mid wave band, Germanium in long wave band, etc.), our new BlackDiamond materials cover a very wide range of wavelengths, including all three infrared bands (short wave, mid wave and long wave) and some of the materials also work in the near infrared and even in part of the visible light band. This in turn enables the development of true multispectral systems, ones in which one camera will be able to image in more than one waveband simultaneously. The implications for this are very significant in the defense world, but also in the industrial world where, for example, a large range of temperatures to be measured translates to a need to image in both mid wave and long wave. This is well within the capabilities of our Mantis camera because of its multispectral glass. The second significant advantage our BlackDiamond materials have is their performance is less affected by changes in environmental temperature. Similar to the way materials contract in low temperatures or expand in warm temperatures, the optical properties also change with temperature. Specifically, the refractive index changes with temperature, which is called a thermo-optic coefficient. A material such as Germanium has a high thermo optic coefficient of 400 ppm per change of one degree Celsius. This means that when the temperature changes by 10 degrees, as an example, the lens loses focus and needs to be refocused. Our BlackDiamond materials are carefully engineered to have very low thermo-optic coefficients, so that their optical power (refractive index) almost does not change when the ambient temperature changes. Some materials such as BDNL-4 have a negative thermo optic coefficient, acting as a natural compensator when the temperature changes. Other materials such as BDNL-8 have a thermo optic coefficient that is so close to zero, the standard test equipment cannot even measure it! The combination of providing an alternative to the use of Germanium and Gallium, together with distinct technological advantages, make these materials which we own exclusively, a very desirable and key element in every future infrared system. As described above in Growth Strategy, we take these unique advantages and leverage them to become not only the supplier of choice, but also to be producer of the subsystems and complete imaging solutions, a much larger part of the system then we previously had as a component manufacturer. The importance of those materials, both from a supply chain liability perspective as well as from a technology leadership perspective has led to some significant collaborations and efforts together with various governmental groups, and in particular with the U.S. DoD. As announced on several separate occasions, LightPath has received funded development contracts from the U.S. DoD, the Defense Logistics Agency, the European Space Agency, and the U.S. Army, among others. Those fundings are all aimed at accelerating the qualification of the materials for use in their respective applications. We continue to develop those technical capabilities and materials, both using internal funding and federal funding. We expect infrared materials to continue to be an important technology in our portfolio.

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High precision molded lenses. Historically, precision molding of lenses is the key technology we have built upon. Precision molding of optics is a unique technology that is well suited for both high volume production of optical components, as well as production of optics with unique shapes, which otherwise would require a very lengthy and complex process to individually polish each lens to shape. Precision molded optics (“PMOs”) is a technology in which we continuously invest to pursue advancements in what materials can be molded and the shapes and sizes of the optics we can mold. Although there are several other competitors that can mold optical elements, we have an established leadership position in this area as the original developer of the technology, and we believe we are the preferred vendor for the most complex, high-end projects of many of our customers. Some recent advancements we have made in precision molded optics include molding of non-symmetric shapes such as freeform optical components and qualifying new materials for availability as moldable materials.

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Traditional polishing and diamond turned optics. Our capabilities include a wide range of traditional fabrication processes. These include CNC (computer numerical control) grinding and polishing of optical elements, traditional grinding and polishing of lenses, and diamond turning of infrared materials.

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Optical coatings. Thin film coatings are designed to reduce losses and protect the optical material, which are a key part of any optical system. Through our recent investments, we have the ability to coat lenses in all of our facilities, providing efficient, high quality antireflective coatings, as well as reflective and protective coatings. Our coating facilities employ both physical vapor deposition techniques as well as chemical vapor deposition techniques. In addition to our library of dozens of standard coatings, our coating engineers often design coatings specific for an application, optimizing the performance of the system for a specific customer use. One of our most known advanced coatings is Diamond Like Carbon, which provides materials such as chalcogenide glass significant environmental protection. This coating is currently available only at a small number of vendors and is an example of a capability that we believe gives us a competitive advantage by allowing us to design better optical solutions.

Corporate Information

Our executive offices are located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 and our telephone number is (407) 382.4003. Our website address is www.lightpath.com. The information on our website is not part of this prospectus.

Acquisition and Private Placement

On February 18, 2025 (the “Closing Date”), we completed the acquisition of G5 Infrared (the “Acquisition”). The Acquisition was effected in accordance with the terms of a Membership Interest Purchase Agreement, dated as of February 13, 2025, by and among us, G5 Infrared, the members of G5 Infrared, and, solely in his capacity as sellers’ representative, Kenneth R. Greenslade (as amended, the “Acquisition Agreement”). The aggregate consideration paid at the closing of the Acquisition consisted of (i) $20.25 million in cash and 1,972,531 shares of Class A Common Stock, in each case subject to various purchase price adjustments set forth in the Acquisition Agreement, and (ii) up to $23.0 million in earn-out consideration paid annually in fiscal years 2026 and 2027 subject to achievement of certain revenue and EBITDA targets set forth in the Acquisition Agreement.

On February 13, 2025, concurrent with the signing of the Acquisition Agreement and in part to fund the Acquisition, we entered into (i) a securities purchase agreement (the “Securities Purchase Agreement”), with certain selling stockholders, pursuant to which we agreed to issue and sell (a) 24,955.903272 Preferred Shares which were convertible at the time of issuance into 11,607,397 shares of Class A Common Stock and will be convertible into up to 15,982,159 shares of Class A Common Stock, or the Conversion Shares, which represents the maximum number of shares of Class A Common Stock which the Preferred Shares outstanding as of the date of this prospectus could be converted into at the end of the term of the Preferred Shares, assuming that all dividends accrue in-kind through the maturity of the Preferred Shares, the minimum conversion price of $2.15 per share of Class A Common Stock, and the outstanding Preferred Shares are converted by the Company in full on one occasion and any fractional shares of Class A Common Stock otherwise issuable to a Selling Stockholder thereupon are rounded up to the nearest whole share, (b) 4,352,774 Warrants that are exercisable for shares of Class A Common Stock, or the Warrant Shares, and (c) senior secured promissory notes in the aggregate principal amount of $5,195,205 (the “Notes”), which are convertible into shares of Preferred Stock upon the occurrence of the event specified in the Notes (the “Preferred Conversion Shares”), which are in turn convertible into Conversion Shares (the transactions contemplated by the Securities Purchase Agreement, the “Private Placement”), and (ii) a securities purchase agreement (the “Class A Common Securities Purchase Agreement,” and together with the Securities Purchase Agreement, the “Purchase Agreements”), with certain selling stockholders, pursuant to which we agreed to issue and sell (x) 687,750 LKF Common Shares, and (y) 170,697 LKF Warrants that are exercisable for shares of Class A Common Stock, or the LKF Warrant Shares (the transactions contemplated by the Class A Common Securities Purchase Agreement, the “Common Offering”).

In connection with the Private Placement and the Common Offering, on the Closing Date, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the Conversion Shares, the Warrant Shares, the LKF Common Shares and the LKF Warrant Shares, or the Shares, sold in the Private Placement and the Common Offering. We agreed to file such registration statement within 75 days following the Closing Date. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement providing for the resale of the Shares. The members of G5 Infrared who received stock consideration in the Acquisition are not party to the Registration Rights Agreement. The registration statement of which this prospectus forms a part has been filed in accordance with the Registration Rights Agreement.

The foregoing summary descriptions of the Acquisition Agreement, the Securities Purchase Agreement, the Class A Common Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference herein.

THE OFFERING

Class A Common Stock Offered by Selling Stockholders

Up to 21,193,380 shares of our Class A Common Stock, which consists of (i) 15,982,159 Conversion Shares, (ii) 4,352,774 Warrants Shares, (iii) 687,750 LKF Common Shares, and (iv) 170,697 LKF Warrant Shares.

Use of Proceeds

We will not receive any proceeds from the sale of Shares in this offering. We may receive proceeds upon any exercise for cash of outstanding Warrants and LKF Warrants, in which case such proceeds will be used for working capital and other general corporate purposes.

Risk Factors

You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Class A Common Stock.

Nasdaq Capital Market Symbol	“LPTH.” The Preferred Shares, the Warrants and the LKF Warrants are not listed on Nasdaq, any national securities exchange or any other nationally recognized trading system.

RISK FACTORS

Investing in our Class A Common Stock involves significant risks. Before deciding whether to invest in our Class A Common Stock, you should carefully consider the risks and uncertainties described below and under the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with the other information in this prospectus and in the documents incorporated by reference in this prospectus. The occurrence of any such risks, or of additional risks and uncertainties not presently known to us or that we currently believe to be immaterial, could cause our business, prospects, operating results and financial condition to suffer materially. In such event, the trading price of our Class A Common Stock could decline, and you might lose all or part of your investment.

International tariffs, including tariffs applied to goods traded between the U.S. and China, could materially and adversely affect our business and results of operations.

The United States has recently enacted and proposed to enact significant new tariffs affecting certain products exported by a number of U.S. trading partners, including China. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion, commentary and actions regarding potential significant changes to U.S. trade policies, treaties and tariffs. In 2025, the Trump administration indicated that the United States would impose retaliatory measures with respect to jurisdictions that have or are likely to put in place tax rules that are extraterritorial or disproportionately affect U.S. companies. The likelihood of these changes being enacted or implemented is unclear. We are currently unable to predict whether such changes will occur and, if so, the ultimate impact on our business.

The institution of trade tariffs both globally and between the U.S. and China specifically carries the risk of negatively impacting China’s overall economic condition, which could have negative repercussions for us. Furthermore, imposition of tariffs could cause a decrease in the sales of our products to customers located in China or other customers selling to Chinese end users, which would directly impact our business.

As of the date of this prospectus, discussions remain ongoing in respect of certain trade restrictions and tariffs on imports, as well as retaliatory tariffs enacted in response to such actions, which could impose restrictions on our ability to do business in or with affected countries or prohibit, reduce, or discourage purchases of our products by foreign customers, leading to increased costs of products that contain our components, increased costs of manufacturing our products, and higher prices of our products in foreign markets. Changes in, and responses to, U.S. trade policy could reduce the competitiveness of our products and cause our sales and revenues to drop, which could materially and adversely impact our business and results of operations. In light of these events, there continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us. We have operations, customers and suppliers in the U.S., China and other countries and regularly import and export goods and services to and from those countries. An increase in tariffs could have a material impact on our costs and on the demand for our products and services.

We utilize a number of strategies to mitigate the current and, hopefully, future impact of tariffs. However, given the uncertainty regarding the current tariffs, as well as the potential for additional trade actions by the U.S. or other countries in the future, any future impact on our operations and financial results is uncertain and these impacts could be more significant than those we have experienced in the past. Further, we can provide no assurance that the strategies we implemented to mitigate the impact of such tariffs or other trade actions will continue to be successful. To the extent that our supply chain, costs, sales, or profitability are negatively affected by the tariffs or other trade actions, our business, financial condition, and results of operations may be materially adversely affected.

The Class A Common Stock being offered pursuant this prospectus represents a substantial percentage of our outstanding Class A Common Stock, and the sales of such securities could cause the market price of our Class A Common Stock to decline significantly.

This prospectus relates to the offer and sale from time to time by the selling stockholders up to 21,193,380 shares of our Class A Common Stock. The total number of shares of Class A Common Stock being offered in this prospectus would represent approximately 33.07% of our total outstanding shares of Class A Common Stock based on our shares outstanding as of April 25, 2025, assuming full conversion of the Series G Convertible Preferred Stock and full exercise of the Warrants and the LKF Warrants for cash. The sale of substantial amounts of shares of our Class A Common Stock, including the Class A Common Stock being offered in this prospectus, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Future sales of substantial amounts of our Class A Common Stock could result in material changes to the ownership of, and voting power in relation to, our Class A Common Stock.

North Run Capital, LP (“North Run”) and its affiliates hold 10.2% of the voting power of our capital stock based on shares outstanding as of April 25, 2025, in addition to shares of Class A Common Stock and voting power they may acquire upon exercise of Warrants and upon any future removal of any conversion limitations applicable to the Series G Convertible Preferred Stock and the Warrants. For as long as North Run and its affiliates hold a significant amount of our Series G Convertible Preferred Stock and Class A Common Stock, they will be able to exert significant control over us. North Run and its affiliates may also determine to sell substantial amounts of our securities in one or more transactions, including to one or several private parties in negotiated transactions. In that case, those buyers may subsequently be able to exert significant control over us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations described in the forward-looking statements we make. You are cautioned that these forward-looking statements are subject to risks, uncertainties and assumptions that are referenced in the sections entitled “Risk Factors” in the documents incorporated by reference herein.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus and the information incorporated by reference herein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidate include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the Shares described in the section entitled “Selling Stockholders” to resell the Shares. We are not selling any shares under this prospectus, and we will not receive any proceeds from the sale or other disposition of the Shares held by the selling stockholders and offered hereby.

A portion of the Shares covered by this prospectus are issuable upon exercise of Warrants and the LKF Warrants issued to the selling stockholders. The exercise price of the outstanding Warrants and LKF Warrants is $2.58 per share. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the Warrants and LKF Warrants may be adjusted in certain circumstances, including stock splits or dividends, mergers, or reclassifications or similar events. Upon any cash exercise of outstanding Warrants and LKF Warrants, the applicable selling stockholders will pay us the exercise price. To the extent we receive proceeds from the cash exercise of outstanding warrants, we intend to use the proceeds for working capital and for other general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes in the event any of the Warrants or the LKF Warrants are exercised for cash. The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, filing and printing fees, listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated Bylaws, as further amended (the “Bylaws”), and as registered under Section 12 of the Exchange Act. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and to the provisions of the Delaware General Corporate Law (the “DGCL”). We encourage you to review complete copies of our Certificate of Incorporation and our Bylaws, and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 105,000,000 shares, divided into 100,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). Under our Certificate of Incorporation, our board of directors (our “Board”) has the authority to issue such shares of Common Stock and Preferred Stock in one or more classes or series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be provided for in a resolution or resolutions adopted by our Board and filed as designations.

Class A Common Stock

Of the 100,000,000 shares of Common Stock authorized in our Certificate of Incorporation, our Board has designated 94,500,000 shares as Class A Common Stock, par value $0.01 per share, or the Class A Common Stock. As of April 25, 2025, 42,898,936 shares of our Class A Common Stock were outstanding. The remaining 5,500,000 shares of authorized Common Stock were designated as Class E-1 Common Stock, Class E-2 Common Stock, or Class E-3 Common Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock.

Holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and are entitled to receive dividends when and as declared by our Board out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of LightPath. We have not paid any dividends and do not anticipate paying any dividends on our Class A Common Stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Our Class A Common Stockholders do not have cumulative voting rights in the election of directors and have no preemptive, subscription, or conversion rights. Our Class A Common Stock is not subject to redemption by us.

As of April 25, 2025, we have reserved for issuance 1,035,886 shares of our Class A Common Stock underlying outstanding restricted stock units, 125,456 shares of our Class A Common Stock underlying outstanding restricted stock awards, 391,817 shares of our Class A Common Stock for issuance upon the exercise of outstanding stock options, and 614,538 shares of our Class A Common Stock for issuance under the 2018 Stock and Incentive Compensation Plan,.

The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A.

Preferred Stock

Of the 5,000,000 shares of preferred stock authorized, our Board has previously designated:

●

250 shares of Preferred Stock as Series A Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

●

300 shares of Preferred Stock as Series B Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

●

500 shares of Preferred Stock as Series C Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

●

500,000 shares of Preferred Stock as Series D Preferred Stock, none of which have been issued; however, in 1998, our Board declared a dividend distribution as a right to purchase one share of Series D Preferred Stock for each outstanding share of Class A Common Stock upon occurrence of certain events. The rights expired on February 28, 2021; and

●

500 shares of our Preferred Stock as Series F Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued.

Of the 5,000,000 shares of Preferred Stock, 4,498,450 shares of our Preferred Stock remain available for designation by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock could have the effect of restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of the Class A Common Stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

Series G Convertible Preferred Stock

On February 13, 2025, we issued an aggregate of 24,955.903272 shares of the Series G Convertible Preferred Stock, par value $0.01 per share, or the Preferred Shares, which have a stated value of $1,000 per share and are initially convertible into 11,607,397 shares of Common Stock at the election of the holders, subject to (i) a restriction preventing the holders and their affiliates from beneficially owning more than 19.99% of our outstanding shares of Common Stock (the “Beneficial Ownership Limitation”) and (ii) a restriction prohibiting the conversion of the Preferred Shares to the extent that the aggregate number of shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement, including through conversion of any other Preferred Shares or exercise of any Warrants, exceeds 6,055,606 (the “Exchange Cap”). The foregoing limitations may be removed upon receipt of stockholder approval, and, as required by the Securities Purchase Agreement, we have called a Special Meeting of Stockholders to be held on June 16, 2025 for, among other things, approval of the removal of the foregoing limitations.

General

Each Preferred Share has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock filed with the Delaware Secretary of State on February 14, 2025 (the “Certificate of Designations”).

The Preferred Shares rank senior to the Common Stock with respect to dividends, distributions and payments on liquidation, winding-up and dissolution.

Voting

The holders of Preferred Shares will be entitled to notice of all stockholder meetings at which holders of Common Stock are entitled to vote. Subject to the ownership limitations described above, each holder of Preferred Shares will be entitled to vote such Preferred Shares on an as-converted basis (based upon the aggregate number of conversion shares into which such holder’s Preferred Shares are then convertible, giving effect to any limitations on conversion set forth in the Certificate of Designations) with respect to all matters on which holders of Common Stock are entitled to vote, voting together with the Common Stock as a single class, and will otherwise be entitled to such voting rights as required by applicable law.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of the Preferred Shares will be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of any of our capital stock of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of our Company, an amount per Preferred Share equal to the greater of (i) the Stated Value plus any accrued and unpaid dividends, including any applicable make-whole payment, or (b) such amount per share as would have been payable had all Preferred Shares been converted into Class A Common Stock immediately prior to such liquidation, dissolution or winding up (collectively, the “Preferred Funds”), subject to proration among holders of Preferred Shares and pari passu securities in the event that the Preferred Funds are insufficient to pay the full amount due.

Dividends

The Preferred Shares bear dividends at a per annum rate of 6.5%, which accrues daily and compounds on quarterly basis from the issuance date on the stated value of $1,000 per share (the “Stated Value”). Dividends will not be paid or payable in cash, except, at our option, and subject to applicable law, such dividends may be payable quarterly in cash beginning on the five-year anniversary of the issuance date, with the period between the issuance date and such five-year anniversary being defined as the “Guaranteed Term.” Dividends will cease to accrue if, following the end of the Guaranteed Term, the closing price of the Class A Common Stock on our principal market equals or exceeds three hundred percent (300%) of the then-applicable conversion price, as adjusted according to the Certificate of Designations, for a period of 30 consecutive trading days. Holders will also be entitled to receive dividends on shares of Preferred Stock equal (on an as-if converted-to-Common-Stock basis regardless of whether the Preferred Stock is then convertible or otherwise subject to conversion limitations) to and in the same form as dividends actually paid on shares of our Common Stock when, as and if such dividends are paid on shares of the Common Stock. To the extent that, during the Guaranteed Term, we undergo certain fundamental events or effects a mandatory conversion of the Preferred Stock, then, immediately prior to the effective time of such event, the amount of accrued dividends shall by increased by an amount that would have otherwise accrued with respect to the Preferred Stock between the date of such event and the end of the Guaranteed Term (the “Make Whole Amount”).

Conversion

At any time or times on or after the issuance date, any holder of Preferred Shares will be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Class A Common Stock at the Conversion Rate (as defined below). The number of Conversion Shares issuable upon conversion of each of the Preferred Shares will be determined according to the quotient (the “Conversion Rate”) of (i) the Stated Value per share plus an amount per share equal to any accrued and unpaid dividends and, if applicable, any Make Whole Payment (the “Liquidation Preference”), divided by (ii) $2.15, subject to adjustment as provided by the Certificate of Designations (the “Conversion Price”). In addition, on or after the three-year anniversary of the issuance date, if (x) the closing price of the Class A Common Stock on the principal market equals or exceeds three hundred percent (300%) of the then-applicable Conversion Price, for 20 trading days during any 30 consecutive trading day period, and (y) at the time the preceding clause (x) is satisfied, our EBITDA for the four consecutive calendar quarterly immediately preceding such date equals or exceeds $20.0 million, then we will have the right, upon ten trading days’ written notice, to cause the conversion of all of the outstanding Preferred Shares into Conversion Shares at the Conversion Rate. Notwithstanding anything to the contrary, in no event will any holder be entitled or required to convert Preferred Shares for a number of Conversion Shares in excess of that number of Conversion Shares that, upon giving effect to such conversion, would either (i) cause the aggregate number of shares of Class A Common Stock beneficially owned by the holder and its affiliates and any other persons or entities whose beneficial ownership of Class A Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, including shares held by any “group” of which the holder is a member, to exceed 19.99% or, if elected by such holder, a lesser percentage of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares issuable upon conversion of a holder’s Preferred Shares, or (ii) cause the aggregate number of shares of Class A Common Stock issued as Conversion Shares upon conversion of any Preferred Shares and issued upon the exercise of any Warrants issued pursuant to the Securities Purchase Agreement, to exceed the Exchange Cap.

Redemption

At any time after the Guaranteed Term, each of the Company and the Lead Investor shall have the right to require the Company to redeem all of the Preferred Shares at a price per Preferred Share equal to the greater of (i) 150% of the then-applicable Liquidation Preference and (ii) the product of (A) the Conversion Rate on the applicable redemption date multiplied by (B) the VWAP (as defined in the Certificate of Designations) of the Class A Common Stock for the five trading day period immediately preceding the applicable redemption date. In the event that the amount determined pursuant to clause (B) exceeds the amount determined pursuant to Clause (A), the number of shares that we will be required to redeem will be proportionately reduced, and we will have the right to cause the conversion of any remaining shares of Preferred Stock thereafter, subject to certain limitations. Further, simultaneous with or after the occurrence of a Fundamental Transaction (as defined in the Certificate of Designations), we will be obligated to redeem all outstanding Preferred Shares at a price per Preferred Share equal to the greater of (i) the applicable Liquidation Preference, and (ii) the product of (A) the Conversion Rate at such time, multiplied by (B) either (x) in the event of a Fundamental Transaction in which all of the outstanding shares are exchanged for, or converted into the right to receive, consideration consisting solely of cash, then the consideration per share of Class A Common Stock payable in such Fundamental Transaction, or (y) otherwise, the VWAP on the date immediately preceding the closing of the Fundamental Transaction.

Certain Provisions of our Certificate of Incorporation, our Bylaws, and the DGCL

Certain provisions in our Certificate of Incorporation and Bylaws, as well as certain provisions of the DGCL, may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price of the shares held by stockholders. These provisions contained in our Certificate of Incorporation and Bylaws include the items described below.

●

Classified Board. Our Certificate of Incorporation provides that our Board is to be divided into three classes, as nearly equal in number as possible, with directors in each class serving three-year terms. Provisions of this type may serve to delay or prevent an acquisition of us or a change in our directors and officers.

●	No Written Consents. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent.

●	Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by the Chair of the Board, President, or a majority of our Board.

●

Stockholder Advance Notice Procedures. Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

●

No Cumulative Voting. Our Certificate of Incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares could be able to ensure the election of one or more directors.

●

Exclusive Forum. Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the courts in the State of Delaware are, to the fullest extent permitted by applicable law, the sole and exclusive forum for any claims, including claims in the right of the Company, brought by a stockholder (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

●

Undesignated Preferred Stock. Because our Board has the power to establish the preferences and rights of the shares of any additional series of Preferred Stock, it may afford holders of any Preferred Stock preferences, powers, and rights, including voting and dividend rights, senior to the rights of holders of our Class A Common Stock, which could adversely affect the holders of our Class A Common Stock and could discourage a takeover of us even if a change of control of LightPath would be beneficial to the interests of our stockholders.

These and other provisions contained in our Certificate of Incorporation and Bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests.

In addition, we are subject to the provisions of Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless:

●

The board of directors of the corporation approved the business combination or other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

●

Upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers of the corporation and shares issued under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

On or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage, or prohibit transactions not approved in advance by our Board, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our Class A Common Stock.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL. Our Certificate of Incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director derived an improper personal benefit; or

●	under Section 174 of the DGCL.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

In addition, our Bylaws provides that we are required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit action or proceeding by reason that such person is or was our officer, director, employee, or agent. Indemnification is against all liability and loss suffered and expenses reasonably incurred to the fullest extent permitted by applicable law. Unless required by law, no such indemnification is required by us of any person initiating such suit, action, or proceeding without Board authorization. Expenses are payable in advance if, to the extent required by law, the indemnified party agrees to repay the amount if he or she is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

We provide indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

SELLING STOCKHOLDERS

Subject to the terms of the Purchase Agreements, the selling stockholders may from time to time offer and sell any or all of the shares of our Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The following table sets forth, as of April 25, 2025, the names of the selling stockholders, the aggregate number of shares of our Class A Common Stock beneficially owned by each selling stockholder, the number of shares of our Class A Common Stock that may be sold by each selling stockholder under this prospectus and the number of shares of our Class A Common Stock that each selling stockholder will beneficially own after this offering. For purposes of the table below, we have assumed that after this offering, none of the shares of Class A Common Stock covered by this prospectus will be beneficially owned by the selling stockholders. In addition, we assume that none of the selling stockholders has sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all securities that it beneficially owns. The number of shares of Class A Common Stock outstanding as of April 25, 2025 was 42,898,936.

The selling stockholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares of Class A Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
North Run Strategic Opportunities Fund I, LP (2)(3)	4,868,232	10.2%	4,868,232	-	-
AIGH Investment Partners, LP (4)	3,252,977	7.5%	523,631	2,729,346	5.6%
WVP Emerging Manager OnShore Fund LLC (5)	1,101,923	2.6%	188,792	913,131	1.9%
Lytton-Kambara Foundation (6)	237,474	0.6%	237,474	-	-
Alice W. Lytton Family LLC (7)	237,474	0.6%	237,474	-	-

(1)

The amount of shares of Class A Common Stock that each selling stockholder could acquire within 60 days of April 25, 2025, pursuant to the Securities Purchase Agreement, including by converting shares of Series G Preferred Stock or exercising the Warrants, is subject to such selling stockholder’s pro-rata portion of the conversion limitations under the Beneficial Ownership Limitation and the Exchange Cap.

(2)

Shares beneficially owned consists of 4,868,232 shares of Class A Common Stock issuable upon the conversion of the Series G Convertible Preferred Stock and/or exercise of the Warrants held by North Run Strategic Opportunities Fund I, LP within 60 days of April 25, 2025. The shares beneficially owned reflects the application of the Beneficial Ownership Limitation and the Exchange Cap. To the extent such ownership limitations are removed, then the shares beneficially owned and to be sold in the offering would increase to 12,830,725. North Run Strategic Opportunities Fund I GP, LLC (“NR SOF GP”) is the general partner of NR SOF. Todd B. Hammer and Thomas B. Ellis are members of NR SOF GP. Each of NR SOF GP, Mr. Hammer and Mr. Ellis disclaim beneficial ownership of securities not directly owned by them. The principal place of business of NR SOF is located at 867 Boylston Street, 5th Floor #1361, Boston, MA 02116.

(3)	Thomas B. Ellis, a member of our board of directors, is a principal and member of NR SOF GP.

(4)

Shares beneficially owned consists of 523,631 shares of Class A Common Stock issuable upon the conversion of the Series G Convertible Preferred Stock and/or exercise of the Warrants held by AIGH Investment Partners, LP (“AIGH LP”) within 60 days of April 25, 2025. The shares beneficially owned reflects the application of the Beneficial Ownership Limitation and the Exchange Cap. To the extent such ownership limitations are removed, then the shares beneficially owned and to be sold in the offering would increase to 1,380,084. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is an advisor with respect to the securities held by AIGH LP. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM, directly held by AIGH IP and directly held by Mr. Hirschman and his family. The address for AIGH CM, AIGH LP and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(5)

Shares beneficially owned consists of 188,792 shares of Class A Common Stock issuable upon the conversion of the Series G Convertible Preferred Stock and/or exercise of the Warrants held by WVP Emerging Manager OnShore Fund LLC within 60 days of April 25, 2025. The shares beneficially owned reflects the application of the Beneficial Ownership Limitation and the Exchange Cap. To the extent such ownership limitations are removed, then the shares beneficially owned and to be sold in the offering would increase to 497,582. Mr. Orin Hirschman is the managing member of AIGH CM, who is a sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC - AIGH Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly. The address for AIGH CM and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(6)

Shares beneficially owned consists of 237,474 shares of Class A Common Stock issuable upon the conversion of the Series G Convertible Preferred Stock and/or exercise of the Warrants held by Lytton-Kambara Foundation within 60 days of April 25, 2025. The shares beneficially owned reflects the application of the Beneficial Ownership Limitation and the Exchange Cap. To the extent such ownership limitations are removed, then the shares beneficially owned and to be sold in the offering would increase to 1,484,336. Laurence Lytton is the president of the Lytton-Kambara Foundation. Mr. Lytton has voting and investment control over the securities held by the Lytton-Kambara Foundation. The amounts reported exclude 210,673 shares of Class A Common Stock held directly by Mr. Lytton. The address for the Lytton-Kambara Foundation and Mr. Lytton is 467 Central Park West, 17-A, New York, NY 10025.

(7)

Shares beneficially owned consists of 237,474 shares of Class A Common Stock issuable upon the conversion of the Series G Convertible Preferred Stock and/or exercise of the Warrants held by Alice W. Lytton Family LLC within 60 days of April 25, 2025. The shares beneficially owned reflects the application of the Beneficial Ownership Limitation and the Exchange Cap. To the extent such ownership limitations are removed, then the shares beneficially owned and to be sold in the offering would increase to 625,889. Mr. Lytton is the managing partner of Alice W. Lytton Family LLC. Mr. Lytton has voting and investment control over the securities held by Alice W. Lytton Family LLC. The amounts reported exclude 210,673 shares of Class A Common Stock held directly by Mr. Lytton. The address for Alice W. Lytton Family LLC and Mr. Lytton is 467 Central Park West, 17-A, New York, NY 10025.

Information for any additional selling stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling stockholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each selling stockholder and the number of shares of Class A Common Stock registered on its behalf. A selling stockholder may sell or otherwise transfer all, some or none of such shares of Class A Common Stock in this offering. See “Plan of Distribution.”

Participation of Directors and Officers

Mr. Ellis currently serves as a member of our Board of Directors. Mr. Ellis was appointed to our Board of Directors at the request of NR SOF pursuant to the terms of the Securities Purchase Agreement. Mr. Ellis is a member of NR SOF GP, which is the general partner of NR SOF, and as such Mr. Ellis may be deemed to beneficially own shares held by NR SOF.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

●	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the selling stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the selling stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our securities offered hereby will be passed on for us by Baker & Hostetler LLP, Orlando, Florida.

EXPERTS

The consolidated financial statements of LightPath Technologies, Inc. as of June 30, 2024 and 2023, and for the years then ended, incorporated by reference in this prospectus supplement and registration statement have been audited by MSL, P.A., formerly an independent registered public accounting firm, as set forth in their report thereon appearing in LightPath Technologies, Inc.’s Annual Report on Form 10-K, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of G5 Infrared, LLC. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference in this Prospectus and Registration Statement by reference to the Company’s Current Report on Form 8-K/A filed on May 2, 2025 in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. We maintain a website on the Internet at www.lightpath.com. Our registration statement, of which this prospectus supplement and the accompanying base prospectus constitute a part, can be downloaded from the SEC’s website or from our website at www.lightpath.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus supplement and does not constitute part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Any statement contained in a document that is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

●	Our Annual Report on Form 10-K for the year ended June 30, 2024, filed with the SEC on September 19, 2024;

●

Our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 7, 2024, and the quarterly period ended December 31, 2024, filed with the SEC on February 13, 2025;

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Our Current Reports on Form 8-K (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on November 15, 2024, November 22, 2024, January 14, 2025, February 13, 2025 and February 21, 2025 (as amended by that Current Report on Form 8-K/A filed on May 2, 2025);

●	Our Definitive Proxy Statement on Schedule 14A filed on October 7, 2024; and

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The description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed on September 19, 2024, including any amendment or report filed for the purpose of updating the description.

You may request a copy of these filings, at no cost, by written request to the following address:

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

Attention: Investor Relations

PROSPECTUS

$200,000,000
Class A Common Stock Warrants Units

From time to time, we may offer up to $200,000,000 aggregate dollar amount of shares of Class A common stock, par value $0.01 per share (“Class A common stock”), warrants to purchase our Class A common stock, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices, and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $200,000,000.

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “LPTH.” The last reported sale price of our Class A common stock on November 20, 2025 was $6.18 per share. None of the other securities we may offer are currently traded on any securities exchange.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the securities may be offered and sold. If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 9 of this prospectus and in the documents that are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any of the securities, or any combination of the securities, described in this prospectus, in one or more offerings, up to a total offering price of $200.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and the securities. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or the securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectus that we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front cover page of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of the securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that relate to the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” beginning on page 10 of this prospectus and “Cautionary Note Regarding Forward-Looking Statements.” As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to LightPath Technologies, Inc. and its subsidiaries on a consolidated basis.

Overview

We were incorporated under Delaware law in 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation formed in 1985. Today, we are a global company with facilities in the United States, the People’s Republic of China and the Republic of Latvia.

We have four direct wholly owned subsidiaries. In November 2005, we formed LightPath Optical Instrumentation (Shanghai) Co., Ltd (“LPOI”), a wholly owned subsidiary, located in Jiading, People’s Republic of China, which was primarily engaged in sales and support functions. In December 2013, we formed LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”), a wholly owned subsidiary located in the New City district, of the Jiangsu province, of the People’s Republic of China. LPOIZ’s manufacturing facility (the “Zhenjiang Facility”) serves as our manufacturing facility in China and provides a lower cost structure for production of larger volumes of optical components and assemblies. Effective February 28, 2023, the legal entities of LPOI and LPOIZ were merged, with LPOIZ as the surviving company and the operations of the two companies were merged.

In December 2016, we acquired ISP Optics Corporation (“ISP”), and its wholly owned subsidiary, ISP Optics Latvia, SIA, a limited liability company founded in 1998 under the Laws of the Republic of Latvia (“ISP Latvia”). ISP is a vertically integrated manufacturer offering a full range of infrared products from custom infrared optical elements to catalog and high-performance lens assemblies. ISP’s manufacturing operation is located at our corporate headquarters facility in Orlando, Florida (the “Orlando Facility”). ISP Latvia is a manufacturer of high precision optics and offers a full range of infrared products, including catalog and custom infrared optics. ISP Latvia’s manufacturing facility is located in Riga, Latvia (the “Riga Facility”).

In July 2023, we acquired Liebert Consulting, LLC, dba Visimid Technologies (“Visimid”), an engineering and design firm, specializing in thermal imaging, night vision and internet of things (“IOT”) applications. Visimid provides design and consulting services for U.S. Department of Defense (“DoD”) contractors, commercial and industrial customers, and original equipment manufacturers (“OEMs”) for original new products. Visimid’s core competency is developing and producing custom thermal and night vision cores. Visimid’s facility is located in Plano, Texas.

In February 2025, we acquired G5 Infrared LLC (“G5 Infrared”), a New Hampshire limited liability company. G5 Infrared is a leading vertically-integrated manufacturer of high- performance infrared camera systems and imaging solutions, specializing in advanced thermal imaging technology and long-range mission-critical detection solutions. G5 Infrared’s existing revenue and future growth pipeline are driven by established multi-year contracts and multiple defense programs of record in shipboard long-range surveillance, border security, and counter unmanned aerial systems (“C-UAS”) systems, as well as recurring federal, naval, and law enforcement programs. Additionally, G5 Infrared is an industry-leading provider of cutting-edge advanced infrared coatings, including for materials such as LightPath’s BlackDiamond (“BlackDiamond”) glass. G5 Infrared operates from a state-of-the-art manufacturing facility in Hudson, New Hampshire. We believe that this acquisition strengthened LightPath’s position as a leader in infrared imaging by expanding the Company’s portfolio to include cooled infrared cameras. The combination of LightPath and G5 Infrared created a more robust, vertically-integrated solutions provider.

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Our Product Groups

We categorize our products into four product groups: (i) infrared components, (ii) visible components, (iii) assemblies and modules, and (iv) engineering services. G5 Infrared’s revenue is generally derived from infrared components (including coating services) and assemblies and modules.

Infrared Components Product Group. Our infrared product group is comprised of both molded and turned infrared lenses using a variety of infrared glass materials. This product group also includes revenue from sales of our BlackDiamond glass materials, and G5 Infrared’s optical component and coating business. This product group includes both conventional and CNC ground and polished lenses. Advances in chalcogenide materials have enabled compression molding for mid-wave (“MWIR”) and long-wave (“LWIR”) optics in a process similar to precision molded lenses. Our molded infrared optics technology enables high performance, cost-effective infrared aspheric lenses that do not rely on traditional diamond turning or lengthy polishing methods. Utilizing precision molded aspheric optics significantly reduces the number of lenses required for typical thermal imaging systems and the cost to manufacture these lenses. Molding is an excellent alternative to traditional lens processing methods particularly where volume and repeatability is required.

We offer Germanium, silicon or zinc selenide aspheres and spherical lenses, which are manufactured by diamond turning. This manufacturing technique allows us to offer larger lens sizes and the ability to use other optical materials that cannot be effectively molded. Our numerous manufacturing capabilities allow us to meet complex optical challenges that demand more exotic optical substrate materials that are non-moldable, as well as larger size optics.

We also have the ability to manufacture chalcogenide glass from which we produce infrared lenses. We developed this glass and melt it internally to produce our BlackDiamond glass, which has been trademarked, and is marketed as BD6. Historically, the majority of our thermal imaging products have been germanium-based, which is subject to market pricing and availability. BD6 offers a lower-cost alternative to germanium, which is beneficial to the cost structure of some of our current infrared products and we expect it will allow us to continue to expand our product offerings in response to the markets’ increasing requirement for low-cost infrared optics applications. During fiscal year 2024, we also formally announced availability of BDNL-4, the first of our new materials licensed from the Naval Research Lab (“NRL”). BDNL-4 is unique because it has a negative thermo-optic coefficient, an attribute that is key in a-thermalization of optical systems.

We have the capability to manufacture lenses from very small (with diameters of sub-millimeter) to over 300 millimeters, and with focal lengths from approximately 0.4 millimeters to over 2000 millimeters, utilizing our various manufacturing methods. In addition, we offer both catalog and custom designed infrared optics.

Overall, we anticipate moderate growth for our infrared components, particularly as our germanium alternatives continue to be adopted into new applications and designs. This product group also supports our assemblies and modules product group.

Visible Components Product Group. Aspheric lenses are known for their optimal performance. Aspheric lenses simplify and shrink optical systems by replacing several conventional lenses. However, aspheric lenses can be difficult and costly to machine. Our glass molding technology enables the production of both low and high volumes of aspheric optics, while still maintaining the highest quality at an affordable price. Molding is the most consistent and economical way to produce aspheres and we have perfected this method to offer the most precise molded aspheric lenses available.

Assemblies and Modules Product Group. Our assemblies and modules product group is comprised of both optical assemblies such as lens systems, and cameras, both in the form of camera modules and complete camera systems. Historically this product group also included optical fiber collimators and some visible lens assemblies, however those are now a very small part of our activity, making infrared cameras and assemblies the most dominant part of this group. Today, the majority of the revenue of this group is derived from cameras made in our Texas facility (uncooled camera systems and modules), cameras made in our New Hampshire facility (cooled cameras for long range surveillance and detection), and optical assemblies such as standard off the shelf lens assemblies, and custom lens assemblies. The latter of which are produced mainly in Orlando.

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Engineering Services Product Group. We develop products pursuant to development agreements that we enter into with customers. Typically, customers approach us and request that we develop new products or applications utilizing our existing products to fit their particular needs or specifications. The purpose of those engineering services that we offer is not only to provide purely engineering services for a customer, but also to engineer new products which we later manufacture for the customer. The timing and extent of any such product development requests are unpredictable and outside of our control.

Our Technologies

We believe that to be the preferred partner to fulfill the photonics needs of our customers, domain expertise and differentiating technologies in photonics are key elements. Optics and photonics require multidisciplinary skills, including physics, mechanical engineering, material sciences, electrical engineering, and chemistry, among others. This is part of what makes using photonics so complicated, and at the same time part of what we see as the opportunity. Knowing what can and cannot be produced, designing the architecture and detailed design of the optical system, including electrical and mechanical interfaces, choosing and executing advanced manufacturing technologies, and delivering both the engineering prototypes that are needed, as well as producing a high volume of goods for the long-term, are all part of the domain expertise required. Additionally, to design the best solution for a customer, we not only need to know what can be produced and how to design it, we also must have unique capabilities that differentiate our solutions. Such technologies allow us to develop solutions and sub systems that outperform other solutions in size, weight, power, and cost.

Along those lines, we continue to focus on developing, acquiring and licensing new, innovative capabilities and technologies in all of our engineering and manufacturing groups, including systems design and testing, optical fabrication of components, material production, optical coatings, and electro mechanical design and production such as the following:

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Infrared Imaging Technologies. Our optical solutions strategy focuses around infrared imaging. Infrared imaging is a growing market, with technology that is evolving at a fast rate, and in which we have distinct advantages, based on our core technologies. Continually evolving and developing our technologies is key to maintaining and continuing to build and develop technical leadership, which translates to better products, which translate to creating value, and capturing value. While the basis of our infrared technology originally centered around infrared materials and optics, it has become more than that. As we evolve from a pure optics company to an integrator and solution provider, our differentiating technologies are evolving. Those differentiating technologies are often at a system or application level, rather than at the component or material level. Some of those technologies are gained through acquisitions, such as Visimid, and most recently G5 Infrared, which added advanced cooled, long-range infrared camera systems to our portfolio. G5 Infrared’s expertise in system integration, image stabilization, and ruggedized, defense-qualified platforms significantly expands our capabilities beyond uncooled solutions and imaging systems, positioning us as one of the few companies capable of addressing the full spectrum of infrared imaging applications, from compact commercial cameras to long-range defense and border security systems.

A key differentiator of our infrared imaging portfolio is the integration of our proprietary BlackDiamond materials into camera designs. Unlike Germanium, which is subject to severe supply chain constraints and geopolitical risks, BlackDiamond materials are U.S.-produced and globally sourced, offering secure supply and unique technical benefits such as multispectral performance and low thermo-optic coefficients. In 2025, we announced the redesign of several G5 Infrared cooled cameras, where Germanium lenses were replaced with lenses made from BlackDiamond materials. This shift not only mitigates supply chain risk for Germanium but also improves system performance, lowers thermal sensitivity, and reduces cost. Other recent examples of such system-level capabilities include our development of a novel, unique approach to shutterless imaging that we can apply to microbolometer based cameras, and development of a technology for early detection of flames and fires using a combination of optical technologies and sophisticated image processing algorithms.

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Optical Assemblies and Testing. When we began shifting our focus from optical components to solutions, doing more optical assemblies was a natural first step for us. During the first couple of years of implementing our new strategic direction, our team expanded our optical assemblies business and capabilities considerably. As our reputation in the assemblies space grew, so did the level of complexity of assemblies and sub-systems customers request of us. This trend was recently amplified when we began making available our new, exclusive infrared glass materials, which enable customers to design systems that far exceed the performance of existing systems using conventional materials.

BlackDiamond materials provide a unique advantage in our assemblies. Because these glasses are designed, produced, and integrated within LightPath, we can deliver assemblies with unmatched speed and flexibility, ensuring shorter lead times for our customers. Moreover, our ability to build assemblies that are not based on Germanium optics gives us a differentiated position in the defense and security markets, where supply chain risk and strategic sourcing are increasingly critical factors. These assemblies not only reduce reliance on foreign-controlled materials but also offer superior optical performance in multispectral and athermalized designs.

Often, the new systems requested by customers require us to develop new assembly and testing capabilities. Each such new capability and technique we develop for such projects become another capability and technique we can market and offer to other customers. We expect this will create self-perpetuating development opportunities as our new capabilities and techniques bring in more business that may, again, require continuing development of new techniques.

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Materials. Materials play an important role in providing design flexibility and allow tradeoffs between optical performance, weight, and performance in varying conditions. Additionally, the infrared imaging industry has traditionally relied heavily on the use of Germanium and Gallium (in the form of GaAs glass), which China dominates the supply of both materials and has been restricting its export. Traditionally, infrared applications have only a small number of materials, almost all of which are crystal based, with Germanium being the most commonly used material. Over the last few years LightPath has been investing in developing and commercializing our BlackDiamond glasses (which are labeled with a “BD” prefix) as alternatives to using Germanium. Some of these materials such as BD6 and BD2, are generic, and are produced by at least two other companies. The crown jewels of our materials, the BDNL type, are exclusive to us, and the most impactful to our products and to the market as a whole in terms of technology, innovation and value creation. In December 2021 we secured an exclusive license from the U.S. government for the Chalcogenide materials that have been developed by the NRL. Following a two-year effort to transition those new materials into production, we began making available for commercial use some of those new materials, starting with the introduction of BDNL-4 in April 2024. Our BlackDiamond materials offer multiple advantages over materials, such as Germanium. It is estimated that over 67% of the global Germanium supply originates out of China, with Russia being the second largest supplier. Those two countries together control over 90% of the supply of Germanium and Gallium, two critical materials in infrared optics. Restrictions on supply from Russia and China have increased prices of Germanium from around $1,000 per Kg a few years ago, to a price of over $4,000 a Kg today. Additionally, supply of Germanium has considerably shrunk and for most customers and applications is not available at all.

Our BlackDiamond materials, which are made in the USA and produced from raw ingredients available from many countries all over the globe, offer an alternative to the use of Germanium in infrared systems. Knowing that our materials are produced domestically and have a secure supply chain has been driving sales growth in our business and in particular in the defense sector. In addition to providing an alternative to the use of Germanium, the new materials we licensed exclusively from the NRL have unique technical advantages compared to traditional materials, including multispectral performance and low thermo-optic coefficients, making them less affected by changes in environmental temperature. The combination of providing an alternative to the use of Germanium and Gallium, together with distinct technological advantages, make these materials which we own exclusively, a very desirable and key element in every future infrared system.

As described above in Growth Strategy, we leverage these unique advantages to become not only the supplier of choice for materials and optics, but also to be producer of the subsystems and complete imaging solutions, a much larger part of the system than we previously had as a component manufacturer. The importance of those materials, both from a supply chain resilience perspective as well as from a technology leadership perspective has led to some significant collaborations and efforts together with various governmental groups, and in particular with the U.S. DoD. As announced on several separate occasions, LightPath has received funded development contracts from the U.S. DoD, the Defense Logistics Agency, the European Space Agency, and the U.S. Army, among others. Those fundings are all aimed at accelerating the qualification of the materials for use in their respective applications. We continue to develop those technical capabilities and materials, both using internal funding and federal funding. We expect infrared materials to continue to be an important technology in our portfolio.

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High precision molded lenses. Historically, precision molding of lenses is the key technology we have built upon. Precision molding of optics is a unique technology that is well suited for both high volume production of optical components, as well as production of optics with unique shapes, which otherwise would require a very lengthy and complex process to individually polish each lens to shape. Precision molded optics (“PMOs”) is a technology in which we continuously invest to pursue advancements in what materials can be molded and the shapes and sizes of the optics we can mold. Although there are several other competitors that can mold optical elements, we have an established leadership position in this area as the original developer of the technology, and we believe we are the preferred vendor for the most complex, high-end projects of many of our customers. Some recent advancements we have made in precision molded optics include molding of non-symmetric shapes such as freeform optical components, and qualifying new materials for availability as moldable materials.

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Traditional polishing and diamond turned optics. Our capabilities include a wide range of traditional fabrication processes. These include CNC (computer numerical control) grinding and polishing of optical elements, traditional grinding and polishing of lenses, and diamond turning of infrared materials.

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Optical coatings. Thin film coatings are designed to reduce losses and protect the optical material, which are a key part of any optical system. Through our recent investments, we have the ability to coat lenses in all of our facilities, providing efficient, high quality antireflective coatings, as well as reflective and protective coatings. Our coating facilities employ both physical vapor deposition techniques as well as chemical vapor deposition techniques. In addition to our library of dozens of standard coatings, our coating engineers often design coatings specific for an application, optimizing the performance of the system for a specific customer use. One of our most known advanced coatings is Diamond Like Carbon, which provides materials such as chalcogenide glass significant environmental protection. This coating is currently available only at a small number of vendors, and is an example of a capability that we believe gives us a competitive advantage by allowing us to design better optical solutions.

Corporate Information

Our executive offices are located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 and our telephone number is (407) 382.4003. Our website address is www.lightpath.com. The information on our website is not part of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations described in the forward-looking statements we make. You are cautioned that these forward-looking statements are subject to risks, uncertainties and assumptions that are referenced in the sections entitled “Risk Factors” in the documents incorporated by reference herein.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus and the information incorporated by reference herein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidate include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, please review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. We maintain a website on the Internet at www.lightpath.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.lightpath.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

●	Our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 26, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

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Our Current Reports on Form 8-K or Form 8-K/A, as applicable, (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on May 2, 2025, September 15, 2025, October 14, 2025, and November 21, 2025;

●	Our Definitive Proxy Statement on Schedule 14A filed on October 28, 2025; and

●

The description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 26, 2025, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the registration statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of these filings, at no cost, by writing or calling us at:

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

Attention: Investor Relations

(407) 382-4003

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RISK FACTORS

Investing in our securities involves substantial risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Report on Form 10-Q, and any other filings we make with the SEC from time to time, which are incorporated herein by reference in this prospectus, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include working capital, investments, reducing indebtedness, and acquisitions. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated Bylaws, as further amended (the “Bylaws”), and as registered under Section 12 of the Exchange Act. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and to the provisions of the Delaware General Corporate Law (the “DGCL”). We encourage you to review complete copies of our Certificate of Incorporation and our Bylaws, and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 105,000,000 shares, divided into 100,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). Under our Certificate of Incorporation, our board of directors (our “Board”) has the authority to issue such shares of Common Stock and Preferred Stock in one or more classes or series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be provided for in a resolution or resolutions adopted by our Board and filed as designations.

Class A Common Stock

Of the 100,000,000 shares of Common Stock authorized in our Certificate of Incorporation, our Board has designated 94,500,000 shares as Class A Common Stock, par value $0.01 per share, or the Class A Common Stock. As of November 20, 2025, 45,426,924 shares of our Class A Common Stock were outstanding. The remaining 5,500,000 shares of authorized Common Stock were designated as Class E-1 Common Stock, Class E-2 Common Stock, or Class E-3 Common Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock.

Holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and are entitled to receive dividends when and as declared by our Board out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of LightPath. We have not paid any dividends and do not anticipate paying any dividends on our Class A Common Stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Our Class A Common Stockholders do not have cumulative voting rights in the election of directors and have no preemptive, subscription, or conversion rights. Our Class A Common Stock is not subject to redemption by us.

As of November 14, 2025, we have reserved for issuance 1,080,953 shares of our Class A Common Stock underlying outstanding restricted stock units, 121,912 shares of our Class A Common Stock underlying outstanding restricted stock awards, 738,757 shares of our Class A Common Stock for issuance upon the exercise of outstanding stock options, 4,152,566 shares of our Class A Common Stock for issuance under the 2018 Stock and Incentive Compensation Plan, and 400,000 shares of our Class A Common Stock for issuance under our 2025 Employee Stock Purchase Plan.

The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A.

Preferred Stock

Of the 5,000,000 shares of preferred stock authorized, our Board has previously designated:

●

250 shares of Preferred Stock as Series A Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

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●

300 shares of Preferred Stock as Series B Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

●

500 shares of Preferred Stock as Series C Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

●

500,000 shares of Preferred Stock as Series D Preferred Stock, none of which have been issued; however, in 1998, our Board declared a dividend distribution as a right to purchase one share of Series D Preferred Stock for each outstanding share of Class A Common Stock upon occurrence of certain events. The rights expired on February 28, 2021;

●

500 shares of Preferred Stock as Series F Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued; and

●	35,111 shares of Preferred Stock as Series G Convertible Preferred Stock.

Of the 5,000,000 shares of Preferred Stock, 4,463,339 shares of our Preferred Stock remain available for designation by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock could have the effect of restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of the Class A Common Stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

Options

As of November 14, 2025, we had 738,757 shares of our Class A Common Stock underlying stock options outstanding, having a weighted-average exercise price of approximately $2.13 per share.

Warrants

As of November 14, 2025, we had 3,499,289 warrants outstanding to purchase shares an aggregate of 3,499,289 shares of Class A Common Stock (collectively, the “Warrants”).

The Warrants have an exercise price equal to $2.58 per share (the “Exercise Price”). The Exercise Price and the number of underlying shares of Class A Common Stock are subject to proportional adjustment in the event of customary stock splits, stock dividends, combinations or similar events. The Warrants will expire on February 18, 2031, the six-year anniversary of issuance, and are exercisable at any time on or after the issuance date. The Warrants may be exercised on a cashless basis at any time, at the election of the holder in its sole discretion, and the Warrants will automatically be exercised on a cashless basis upon the expiration of the Warrants if not otherwise exercised prior thereto.

Certain Provisions of our Certificate of Incorporation, our Bylaws, and the DGCL

Certain provisions in our Certificate of Incorporation and Bylaws, as well as certain provisions of the DGCL, may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price of the shares held by stockholders. These provisions contained in our Certificate of Incorporation and Bylaws include the items described below.

●

Classified Board. Our Certificate of Incorporation provides that our Board is to be divided into three classes, as equal in number as possible, with directors in each class serving three-year terms. Provisions of this type may serve to delay or prevent an acquisition of us or a change in our directors and officers.

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●	No Written Consents. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent.

●	Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, President, or a majority of our Board.

●

Stockholder Advance Notice Procedures. Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

●

No Cumulative Voting. Our Certificate of Incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares could be able to ensure the election of one or more directors.

●

Exclusive Forum. Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the courts in the State of Delaware are, to the fullest extent permitted by applicable law, the sole and exclusive forum for any claims, including claims in the right of the Company, brought by a stockholder (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

●

Undesignated Preferred Stock. Because our Board has the power to establish the preferences and rights of the shares of any additional series of Preferred Stock, it may afford holders of any Preferred Stock preferences, powers, and rights, including voting and dividend rights, senior to the rights of holders of our Class A Common Stock, which could adversely affect the holders of our Class A Common Stock and could discourage a takeover of us even if a change of control of LightPath would be beneficial to the interests of our stockholders.

These and other provisions contained in our Certificate of Incorporation and Bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests.

In addition, we are subject to the provisions of Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless:

●

The board of directors of the corporation approved the business combination or other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

●

Upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers of the corporation and shares issued under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

On or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

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A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage, or prohibit transactions not approved in advance by our Board, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our Class A Common Stock.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL. Our Certificate of Incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	any transaction from which the director derived an improper personal benefit; or
●	under Section 174 of the DGCL.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

In addition, our Bylaws provides that we are required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit action or proceeding by reason that such person is or was our officer, director, employee, or agent. Indemnification is against all liability and loss suffered and expenses reasonably incurred to the fullest extent permitted by applicable law. Unless required by law, no such indemnification is required by us of any person initiating such suit, action, or proceeding without Board authorization. Expenses are payable in advance if, to the extent required by law, the indemnified party agrees to repay the amount if he or she is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

We provide indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our Class A common stock. Warrants may be issued independently or together with our Class A common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our Class A common stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the Class A common stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of Class A common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent, or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time through underwriters, dealers, or agents, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. We may use these methods in any combination.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

●	the terms of the offer;

●	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

●	the purchase price of the securities from us;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

●	any underwriting discounts, commissions, or other items constituting underwriters’ compensation, and any commissions paid to agents;

●	the specific terms of any lock-up provisions in respect of any given offering;

●	any offering price; and

●	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses, and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our securities offered hereby will be passed on for us by Baker & Hostetler LLP, Orlando, Florida. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of LightPath Technologies, Inc. as of and for the year ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LightPath Technologies, Inc. as of June 30, 2024, and for the year then ended before the effects to retrospectively apply the change in accounting due to the adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, as discussed in Notes 2 and 17 (the “adjustments”) (not separately included or incorporated by reference in the Prospectus), have been audited by MSL, P.A., formerly an independent registered public accounting firm. The adjustments to those consolidated financial statements have been audited by BDO USA, P.C., an independent registered public accounting firm. The consolidated financial statements as of June 30, 2024, and for the year then ended incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on (i) the report of MSL, P.A. solely with respect to those consolidated financial statements before the effects of the adjustments, and (ii) the report of BDO USA, P.C. solely with respect to the adjustments to those consolidated financial statements, given on the authority of said firms as experts in auditing and accounting.

The financial statements of G5 Infrared, LLC. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference in this Prospectus and Registration Statement by reference to the Company's Current Report on Form 8-K/A filed on May 2, 2025 in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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Class A Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

Craig-Hallum

June 1, 2026